EXECUTION

Exhibit 10.23

SUBLEASE AGREEMENT

by and between

CONTINENTAL RESOURCES, INC.,
a Massachusetts Corporation,
(“Sublandlord”)

-and-

AI-LOGIX, INC.,
a New Jersey Corporation
(“Subtenant”)

27 Worlds Fair Drive
Franklin Township, Somerset, New Jersey

December 30, 2003

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Agreement” or this “Sublease”), is made as of the 30th day of December 2003, by and between CONTINENTAL RESOURCES, INC., a Massachusetts corporation having an office at 175 Middlesex Turnpike, Bedford, Massachusetts 01730-1469 (the “Sublandlord”) and AI-LOGIX, INC., a New Jersey corporation having an office at 27 Worlds Fair Drive, Somerset, New Jersey 08873 (the “Subtenant”).

W I T N E S S E T H:

WHEREAS, the Sublandlord is lessee of a certain two-story office building containing approximately 60,000 square feet (the “Building”) located in Franklin Township, Somerset County, New Jersey, commonly known as 27 Worlds Fair Drive, Somerset, New Jersey pursuant to a certain Lease Agreement dated January 1, 2001 (the “Master Lease”) by and between The Ellsworth Trust, as landlord (the “Master Landlord”) and Sublandlord, as tenant.  The Master Lease is attached hereto as Exhibit “A”.

WHEREAS, Subtenant desires to sublease from Sublandlord approximately 28,361 square feet of rentable area on the first floor of the Building (the “Subleased Premises”).

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, in consideration of the rents reserved herein, the other mutual considerations herein and the parties mutually intend to be legally bound hereby, the Sublandlord does demise, sublease and let unto the Subtenant and the Subtenant does rent and take from the Sublandlord the Subleased Premises as further described in Section 1 hereof, and the Sublandlord and Subtenant do hereby mutually covenant and agree as follow:

SECTION 1.

SUBLEASED PREMISES.

1.1

Subleased Premises.  The Subleased Premises are shown on the floor plan annexed hereto as Exhibit “B” and shall consist of 28,361 square feet on the first floor of the Building, together with all improvements therein to be constructed by the Sublandlord for the use of the Subtenant, and together with all easements, improvements, tenements, appurtenances, fixtures and rights and privileges appurtenant thereto. Sublandlord and Subtenant acknowledge and agree that the area of the Subleased Premises shall be 28,361 for all purposes hereunder during the Term.  In furtherance of the foregoing, the Subleased Premises includes the right to use together with Sublandlord, Master Landlord and members of the pubic, the common and public areas within and outside of the Building, including, without limitation all parking areas and sidewalks.

1.2

Right of First Offer.  Prior to the expiration of this Sublease or any extension or renewal thereof, Sublandlord shall not enter into any lease, sublease or occupancy agreement of any kind or nature affecting the balance of the Building with any third-party without first offering Subtenant an opportunity to lease such space on the same terms and conditions as Sublandlord is willing or may negotiate to lease such space.  Sublandlord shall offer the opportunity to lease to Subtenant by notifying Subtenant in writing of the proposed terms and conditions thereof, or, at Sublandlord’s option, submitting to Subtenant a copy of such proposed lease, sublease or occupancy agreement.  If within ten (10) working days of the date of such notice, Sublandlord has received written notice from Subtenant of its election to lease the premises covered by such proposed lease, sublease, or occupancy agreement on the same terms and conditions of such proposed lease, sublease or occupancy agreement, then Sublandlord shall not enter into such proposed lease, sublease or occupancy agreement with the third-party tenant, and Sublandlord and Subtenant shall promptly enter into a modification of this Sublease or a new agreement memorializing the terms of the proposed lease, sublease, or occupancy agreement.  If Sublandlord has not received Subtenant’s written election to lease such premises within said ten (10) day period, Sublandlord shall be free to execute the proposed lease with the third-party tenant. This right of first refusal shall be applicable to all portions of the Building that become available during the Term, and shall not be terminated by Subtenant’s failure to exercise as to any space offered to a third-party.

SECTION 2.

TERM OF SUBLEASE.

2.1

Term.  Sublandlord subleases unto Subtenant and Subtenant hires the Subleased Premises for the term of ten (10) years (the “Initial Term”) to commence on or about the later of (a) the date that the Subleased Premises are delivered to the Subtenant with all of Sublandlord’s Work substantially complete and otherwise ready for occupancy or (b) May 15, 2004 (the “Sublease Commencement Date”) and end at 12:00 midnight on the day before the tenth (10th) anniversary of the Sublease Commencement Date unless earlier terminated pursuant to the terms hereof or by operation of law (the “Sublease Termination Date”).  In the event that Sublandlord fails to deliver possession of the Subleased Premises in accordance with the terms of this Agreement on or prior to May 15, 2004, Subtenant, in addition to any other rights and remedies provided in this Sublease (including, without limitation Section 4.4(f) hereof), may terminate this Sublease at any time after August 31, 2004 but prior to the date of delivery of the Subleased Premises to Subtenant, time being of the essence. In the event of any such termination, all prepaid rent and the Security Deposit shall be refunded to Subtenant promptly but in no event later than ten (10) days after termination as provided herein.

2.2

Early Termination.  The Sublandlord hereby grants to Subtenant the right and option (the “Early Termination Option”) to terminate this Agreement and the Term hereby granted (a) at any time after the termination of the seventh year of the Term upon not less than six months prior written notice to Sublandlord, and (b) to reduce Subleased Premises to not less than 21,818 rentable square feet at any time after the seventh (7th) year upon not less than six (6) months prior written notice to Sublandlord.  The Early Termination Fee (as defined below) shall be payable not later than ten (10) days after the effective date of surrender of the Subleased Premises (or portion thereof) by Subtenant as provided herein.  If Subtenant elects to exercise the Early Termination Option, Subtenant shall pay to Sublandlord an early termination fee (the “Early Termination Fee”) based upon that portion of the unamortized construction hard costs for Sublandlord’s Work and real estate brokerage commissions (“Sublandlord’s Unamortized Occupancy Costs”) attributable to the space surrendered in the exercise of the Early Termination Option determined as follows: (i) Sublandlord’s Unamortized Occupancy Costs shall be multiplied by the floor area surrendered by Subtenant in the exercise of the Early Termination Option, and (ii) the product thereof shall be divided by the total floor area of the Subleased Premises so that the result of such calculation shall be the Early Termination Fee.  To facilitate the calculation of the Early Termination Fee, Sublandlord shall deliver to Subtenant all invoices relating to the construction hard costs for Sublandlord’s Work and real estate brokerage commissions paid in connection with this Sublease not later than thirty (30) days after the Sublease Commencement Date.

2.3

Renewal Term.  So long as Subtenant shall not have terminated this Sublease as provided in Section 2.2 above, Tenant shall have the right to extend the Initial Term as provided in Section 32 of this Sublease.

SECTION 3.

RENT.

3.1

Base Rent.  Subtenant shall pay to the Sublandlord base rent as follows: the (“Base Rent”):

Period	Annual	Monthly
First Sublease Year:	$261,816.00	$21,818.00
Second Sublease Year:	$269,670.48	$22,472.54
Third Sublease Year:	$361,035.53	$30,086.29
Fourth Sublease Year:	$371,812.71	$30,984.39
Fifth Sublease Year:	$382,873.50	$31,906.13
Sixth Sublease Year:	$394,217.90	$32,851.49
Seventh Sublease Year:	$406,129.52	$33,844.13
Eighth Sublease Year:	$418,041.14	$34,836.76
Ninth Sublease Year:	$430,519.98	$35,876.67
Tenth Tease Year:	$443,566.04	$36,963.84

For purposes hereof a “Sublease Year” shall mean the period commencing on the Sublease Commencement Date, and expiring on the day immediately preceding the first (1st) anniversary of the Sublease Commencement Date, inclusive, and each succeeding twelve (12) month period during the Term hereof or any extension or renewal thereof.

3.2

Payment of Base Rent.  The Base Rent shall be payable in monthly installments as provided herein on or before the tenth (10th) day of each month during the Term at 175 Middlesex Turnpike, Bedford, Massachusetts 01730-1469 or such other address as the Sublandlord shall designate by written notice to Subtenant as provided herein. If the Sublease Commencement Date shall be other than the first day of a calendar month, then Subtenant shall pay Base Rent for the fractional month on the basis of the actual number of days remaining in such calendar month.  If the Sublease Termination Date shall be on a day other than the last day of a calendar month, then Subtenant shall pay Base Rent for the fractional month on the basis of the actual number of days of such calendar month during which the Sublease is in effect.  Except where Subtenant exercises its right of set-off as set forth herein, any installment of rent accruing hereunder and any other sum payable hereunder by Subtenant to Sublandlord which is not received by Sublandlord on or before the tenth (10th) day of any sublease month shall require payment by Subtenant of a late charge of five ($.05) cents for each dollar of rental payment required which payment shall be made in such event by Subtenant with the required payment of rent, if late, and which payment in any event shall be made by Subtenant upon demand if not otherwise theretofore paid. Notwithstanding anything herein to the contrary, with respect to the first two (2) times in any calendar year that Subtenant fails to pay any rent when due under this Sublease, no late charge shall be due and payable by Subtenant as otherwise provided herein,

3.3

Rent.  The Base Rent, additional rent and all other charges reserved and payable under this Sublease are collectively referred to herein as “rent”.

SECTION 4.

CONDITION OF PREMISES.

4.1

Sublandlord’s Work; Final Plans.  Sublandlord shall provide turn-key build-out of the Subleased Premises at the sole cost and expense of Sublandlord (“Sublandlord’s Work”) in accordance with the preliminary plan attached hereto as Exhibit “C” (the “Preliminary Plan”) and the building standards set forth in Exhibit “D” (the “Building Standards”).  The initial plans and specifications constituting the final plans shall be submitted to Subtenant for review, and not later than ten (10) days thereafter Subtenant shall provide Sublandlord with written notice which shall either approve the plans and specifications so submitted, or disapprove such plans and specifications, in which event the Subtenant shall provide reasonably detailed reasons for such disapproval. Following any such disapproval, Sublandlord shall within ten (10) days following Subtenant’s notice of disapproval hereunder thereafter re-submit the final revised plans and specifications for approval by Subtenant. The foregoing process of submission and resubmission shall be repeated as necessary until the Subtenant has approved the plans and specifications. The approval of any matter submitted for approval by Sublandlord hereunder shall in no event be unreasonably withheld, conditioned or delayed. The final plans and specifications approved by Subtenant hereunder shall be referred to herein as the “Final Plans”. Sublandlord acknowledges that there is substantial identity of interest between Sublandlord and Master Landlord, so that any matter approved by Sublandlord under this Sublease shall constitute approval by Master Landlord, and Subtenant may rely on any approval or consent by Sublandlord hereunder as the final binding approval or consent of Master Landlord.

4.2

Construction.  Sublandlord shall be responsible for the construction of the Sublandlord’s Work in accordance with the terms hereof. All of Sublandlord’s Work shall be constructed in accordance with the Building Standards in all material respects and the Final Plans. Sublandlord shall use standard building materials for construction as specified in the Final Plans approved by Subtenant and shall competitively bid the construction job to a minimum of three (3) qualified contractors that have been pre-approved by Subtenant. The turn-key construction to be performed by Sublandlord shall include all fees for contractors, subcontractors, architects, engineers, consultants, filing and license fees and permits.  Subtenant shall have the opportunity to review all bid documents, however, final approval of such bid documents will be made by the Sublandlord in the exercise of Sublandlord’s reasonable discretion with the advice and consultation of Subtenant. The Sublandlord will accommodate specific needs of the Subtenant regarding the construction of the Subleased Premises, including, without limitation, providing access to Subtenant’s contractors and agents, for purposes of installing furniture, fixtures or equipment for which Subtenant is responsible hereunder. Notwithstanding anything herein to the contrary, the installation of Subtenant’s voice and data wiring and related equipment shall be at Subtenant’s sole cost and expense and shall not be included within Sublandlord‘s Work.

4.3

Additional Work.  It is expressly understood and agreed that any improvements required by Subtenant to be installed by Sublandlord, in excess of Sublandlord’s Work, shall be agreed upon by Sublandlord and Subtenant in good faith, in writing, with respect to the scope of such additional work to be performed and the establishment of the portion of the cost thereof to be borne by Subtenant.  The cost of such additional work shall be based upon the actual cost to Sublandlord.

4.4

Work Standards; Substantial Completion.   Sublandlord shall commence construction of Sublandlord’s Work as soon as reasonably practicable after receipt of all governmental permits required for the construction of Sublandlord’s Work, and Sublandlord shall prosecute such construction diligently and in a good and workmanlike manner at Sublandlord’s sole cost and expense using only materials that are new, good quality and free of material defect. Sublandlord shall construct Sublandlord’s Work in accordance with the Final Plans, and in accordance with all laws.  For purposes hereof, laws shall mean all federal, state, county and local governmental or quasi-governmental and municipal laws, statutes, codes, ordinances, rules, decrees, orders, standards and regulations, both foreseen and unforeseen, either now or in force or hereafter adopted or enacted.  As a condition to the commencement of the Term hereof, the Subleased Premises shall be delivered to Subtenant on the Subleased Commencement Date in a neat, orderly condition, broom clean and free of debris and rubbish.

(a)

Sublandlord shall prosecute Sublandlord’s Work in accordance in the terms of this Sublease so as to achieve substantial completion of Sublandlord’s Work in the Subleased Premises by not later than May 15, 2004 (the “Estimated Substantial Completion Date”).  Notwithstanding the foregoing, Sublandlord shall perform that portion of the work necessary to achieve substantial completion of that portion of the Subleased Premises set forth on Exhibit “B-1” attached hereto (the “Initial Subleased Premises”) on or prior to the Estimated Substantial Completion Date, time being of the essence.

(b)

Sublandlord’s Work (as to the Subleased Premises or the Initial Subleased Premises) shall be deemed substantially completed on the fifth (5th) business day after the following conditions have been satisfied (such date being hereinafter referred to as the ”Completion Date”): (i) all of the Sublandlord’s Work shall have been completed other than details of construction and decoration which are minor in character and the non-completion of which shall not unreasonably interfere with Subtenant’s use of the Subleased Premises; (ii) all of the plumbing, electrical, heating, air conditioning any other systems servicing the Subleased Premises shall have been completed and are in good order and in operating condition; (iii) Sublandlord shall have obtained a temporary or final certificate of occupancy; and (iv) Sublandlord shall have delivered possession to Subtenant.

(c)

Within thirty (30) days after the Completion Date (as to the Subleased Premises or the Initial Subleased Premises), Subtenant shall submit to Sublandlord a punchlist setting forth those items which are incomplete or defective or which are not completed in accordance with the Final Plans or laws.  Sublandlord shall complete the work on the punchlist within thirty (30) days after receipt thereof.

(d)

Notwithstanding anything herein to the contrary, in the event that the Subleased Premises are not substantially completed on or before the Estimated Substantial Completion Date, Subtenant may take occupancy of the Initial Subleased Premises on the Completion Date thereof, together with that portion of the Building designated on Exhibit “B-2” attached hereto (the “Swing Space”).  Subtenant may use and occupy the Swing Space until the Completion Date for the balance of the Subleased Premises in accordance with the terms of this Sublease, except that the base rental rate for the Swing Space shall be Twelve and 50/100 Dollars ($12.50) per rentable square foot and the charge for Subtenant’s electrical usage shall be One and 50/100 Dollars ($1.50) per rentable square foot.  Subtenant shall relocate into the balance of the Subleased Premises not later than fifteen (15) business days following the Completion Date for the balance of the Subleased Premises; in the event that Subtenant fails to so relocate, the base rental rate for the Swing Space shall be increased to Twenty-Five Dollars ($25.00) per rentable square foot, which shall be payable on a day-for-day basis until such time as Subtenant surrenders the Swing Space.

(e)

In the event that the Completion Date for the Subleased Premises or any portion thereof does not occur on or prior to August 31, 2004 for any reason whatsoever and Subtenant has not taken occupancy of the Initial Subleased Premises, Subtenant may terminate this Sublease at any time after August 31, 2004 but prior to the date of delivery of the Subleased Premises to Subtenant, time being of the essence.  In the event of any such termination, all prepaid rent and the Security Deposit shall be refunded to Subtenant promptly, but in no event later than ten (10) days after termination as provided herein.

(f)

Notwithstanding anything herein to the contrary, in the event that Sublandlord fails to complete Sublandlord’s Work by August 31, 2004, then such failure may constitute a default by Sublandlord, if not cured by Sublandlord within thirty (30) days after Sublandlord’s receipt of written notice delivered by Subtenant of the existence of such failure to so substantially complete Sublandlord’s Work.  If Sublandlord shall fail to substantially complete Sublandlord’s Work within such thirty (30) day period, then such failure shall constitute a default by Sublandlord and Subtenant may, at Subtenant’s option, and as Subtenant’s sole remedy with respect to such failure (other than the credits set forth below, and the termination right set forth herein), take such reasonable steps as Subtenant may reasonably deem necessary or appropriate to cure such default. Subtenant shall thereafter deliver to Sublandlord a written statement of the reasonable and actual costs and expenses (including the reasonable industry standard costs and expenses of employing contractors or labor at overtime or premium rates incurred by Subtenant in connection with effecting such cure, which statement shall be accompanied by paid invoices or other evidence reasonably satisfactory to Sublandlord evidencing the amount expended by Subtenant within thirty (30) days after receipt by Sublandlord of such statement and evidence.  If Sublandlord shall fail to reimburse Sublandlord for the amount expended by Subtenant in performing Sublandlord’s Work, then Subtenant shall have the right to offset such amount (together with interest thereon at the interest rate from the date such amount is incurred by Subtenant until the date of such offset).

4.5

For purposes hereof, “laws” shall mean all federal, state, county and local governmental or quasi-governmental and municipal laws, statutes, codes, ordinances, rules, decrees, orders, standards and regulations, both foreseen and unforeseen, whether now in force or hereafter adopted or enacted. As a condition to the commencement of the Term hereof, the Subleased Premises shall be delivered to Subtenant on the Sublease Commencement Date in a neat, orderly condition, broom clean and free of debris and rubbish.

4.6

Early Access.  Subtenant, its contractors, architects and agents shall have the right to have access to and egress from the Subleased Premises commencing on a date not earlier than fifteen (15) days prior to the date reasonably estimated by Sublandlord as the date of substantial completion to prepare the Subleased Premises for Subtenant’s use and occupancy; provided, however, that Subtenant’s obligation to pay all Base Rent and Additional Rent and any other costs and charges payable by Subtenant hereunder shall not begin until the Sublease Commencement Date.

4.7

Warranty.  Sublandlord shall warrant Sublandlord’s Work for a period of one (1) year from substantial completion, and shall promptly repair or replace (as appropriate) any work found to be defective or non-conforming by Subtenant. If, from and after the Sublease Commencement Date, any governmental or quasi-governmental authority having jurisdiction should either prohibit Subtenant from opening its business on the Subleased Premises or require Subtenant to close its business on the Subleased Premises, in whole or in part, because of any reason within Sublandlord’s control including, but not limited to, the failure of Sublandlord to obtain all final, unappealable and unappealed permits and approvals required for the commencement and completion of Sublandlord’s Work, no rent shall be due or payable by Subtenant during such period and Sublandlord shall be responsible for all direct and consequential damages incurred by Subtenant by virtue thereof, and if such closure continues for more than thirty (30) days, Subtenant, in addition to any and all rights and remedies available hereunder and at law or in equity, may (but shall not be obligated to) terminate this Sublease at any time after the expiration of such thirty (30) day period by notice to Sublandlord.

SECTION 5.

USE.  The Subtenant covenants and agrees to use and occupy the Subleased Premises for general offices and electronic testing laboratories purpose only, which use by Subtenant, however, is and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental boards or bureaus having jurisdiction thereof.

SECTION 6.

REPAIRS AND MAINTENANCE.

6.1

Sublandlord’s Repairs.  Sublandlord shall, at its sole cost and expense, make all repairs to the exterior bearing walls, foundation and roof of the Building and Subleased Premises, provided that any damage to the foregoing is not caused by the negligence of Subtenant, its servants, employees, invitees or agents, in which case said damage shall be repaired at the sole cost of Subtenant.

6.2

Exterior Maintenance.  Subject to the provisions of Section 8 hereof, Sublandlord shall take good care of and maintain and repair the lawns, shrubbery, driveway, sidewalks, entranceways, foyers, curbs and parking area on the property surrounding the Building, and the Sublandlord shall provide snow and ice removal within eight (8) hours after the formation thereof upon the ground.

6.3

Subtenant Repairs.  Subtenant agrees to keep the Subleased Premises in as good repair as they are at the Sublease Commencement Date, reasonable use and wear thereof and damage by fire or other casualty not caused by Subtenant excepted. Subtenant further agrees not to damage, overload, deface or commit waste of the Subleased Premises. Subtenant shall be responsible for all damage of any kind or character to the Subleased Premises, including the windows, glass, floors, walls, and ceilings, caused by Subtenant or by anyone using or occupying the Subleased Premises by, through or under the Subtenant. Sublandlord shall repair the same, and Subtenant agrees to pay the reasonable costs incurred therefore to Sublandlord promptly following demand. Notwithstanding anything hereinabove to the contrary, it is expressly understood and agreed that the Subtenant shall, at its sole cost and expense, be responsible for the repair, maintenance and replacement of any items installed by Sublandlord for Subtenant’s use as leasehold improvements over and above the improvements furnished by Sublandlord, as part of Sublandlord’s Work.

SECTION 7.

SUBLANDLORD’S SERVICES.

7.1

HVAC.  Subject to the provisions of Section 8, the Sublandlord shall furnish the services for which the building is equipped (including, maintenance and repair services), to the extent that then existing facilities for such services permit, except that heat and air-conditioning, as required, shall be furnished only between the hours of 7:00 A.M. and 7:00 P.M. Monday through Friday and from 7:00 A.M. to 1:00 P.M. on Saturday’s and Sunday’s.  Heating and air conditioning shall be furnished in such quality and quantity as to maintain comfortable temperatures at all times during the Term.

7.2

Janitorial Services.  Janitorial Services in accordance with Exhibit “E” are provided to the Subleased Premises Monday through Friday except for holidays on which the building is closed.  Janitorial Services include cleaning of the Building common areas including the restrooms as well as cleaning of Subleased Premises.

7.3

Electricity.  During the Term hereof, Subtenant shall pay to Sublandlord the sum of Three Thousand Five Hundred Forty-Five and 13/00 Dollars ($3,545.13) per month for electrical service delivered to the Subleased Premises and consumed in connection with the lighting and office equipment requirements of the Subtenant (“Subtenant Electric Charge”).

7.4

After-Hours Services.  If Subtenant uses the Subleased Premises beyond the regular work week, Subtenant shall be responsible for the cost of heating, ventilating and air-conditioning services furnished to the Subleased Premises at the rate of FORTY AND 00/100 DOLLARS ($40.00) per hour, exclusive of Subtenant’s Electric.  The said FORTY AND 00/100 DOLLARS ($40.00) per hour.

7.5

Lightbulbs.  Promptly following notice from Subtenant, Sublandlord shall replace at the expense of Subtenant, all light bulbs and fluorescent lamps using Building standard light bulbs, fluorescent lamps and bulbs, and all ballasts used by Subtenant in the Subleased Premises with “like-kind” bulbs, lamps and ballasts.  Subtenant shall pay the reasonable costs and charges incurred by Sublandlord in connection with such replacement within thirty (30) days after receipt of an invoice thereof.

SECTION 8.

ADJUSTMENT OF RENTS.  Sublandlord acknowledges that there is a substantial identity of interests between Master Landlord and Sublandlord by reason of common control and ownership. Notwithstanding any provisions of the Master Lease to the contrary, Sublandlord represents and warrants to Subtenant that as of the date hereof, Master Landlord does not impose Operating Expenses under the Master Lease onto Sublandlord, and that Sublandlord manages the Building and incurs and pays all Operating Expenses for its own account. As a material inducement to Subtenant entering into this Sublease, Sublandlord covenants that Sublandlord shall not amend the Master Lease or modify its business practices during the Term hereof to change in any manner the methodology by which Operating Expenses are calculated or assessed under this Sublease.

8.1

Certain Definitions.  For all purposes hereof:

(a)

“Taxes” shall mean all real estate taxes, assessments, sewer rents and other governmental charges imposed upon the Building and the land upon which it is located (“Land”) and shall in no event include interest, penalties or any other levy or assessment of any kind or nature.

(b)

“Base Taxes” shall mean the taxes assessed for the 2004 calendar year.

(c)

“Subtenant’s Proportionate Share” for purposes of this Sublease shall be:

Years 1-2

36.36%

Years 3-10

47.27%

8.2

Tax Payment.  If Taxes for any calendar year during the term exceed the Base Taxes, Subtenant shall pay to Sublandlord Subtenant’s Proportionate Share of such excess (“Tax Payment”), prorated for any portion of a calendar year not completed within the Term. Subtenant’s Tax Payment shall be paid monthly in 12 equal installments, together with the rent to be paid pursuant to Section 3, based on a written Tax Payment estimate to be furnished by Sublandlord to Subtenant for any period for which Subtenant shall be responsible for its Tax Payment as hereinabove provided.  Sublandlord shall furnish to Subtenant a computation and breakdown of Subtenant’s Tax Payment as soon as ascertained and Subtenant shall be credited with, or shall pay to Sublandlord in a lump sum, within thirty (30) days after demand any required adjustment applicable to Subtenant’s Tax Payment.

8.3

Refund.  If Sublandlord receives a refund of Taxes for any calendar year for which Subtenant has made a Tax Payment, Sublandlord shall promptly pay to Subtenant Subtenant’s Proportionate Share of the refund after first deducting the reasonable cost and expenses incurred by Sublandlord, if any, while procuring the refund.

8.4

Change in Method.  If at any time during the Term the method or scope of taxation prevailing at the date of execution of this Sublease shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the Taxes, there may be a capital levy or other imposition based on the value of the Building, or the rents received there from, or some other form of assessment based in whole or in part on some other valuation of the real property including the Subleased Premises, then in such event, such substituted tax or imposition shall be payable and discharged pro rata, in accordance with the obligations set forth in this Section 8. Such substitute tax shall be computed as if the Building of which the Subleased Premises are a party were the only property owned by the Sublandlord.

8.5

Tax Exclusions.  No provision hereof shall be deemed to require subtenant to pay municipal, state or federal income, capital levy, estate, succession inheritance or corporate franchise taxes imposed upon Sublandlord.

8.6

Certain Definitions.  For all purposes hereof:

(a)

“Operating Expenses” shall mean all expenses incurred by Sublandlord in connection with the operation, maintenance and repair of the Building, land upon which it is built and all related improvements during any calendar year without limitation, (i) wages and fringe benefit payments to persons engaged in the operation, maintenance and repair of the Building; (ii) the reasonable and customary cost of building and cleaning supplies and service and maintenance contracts with independent contractors; (iii) landscaping and grounds maintenance, HVAC maintenance and repairs (excluding capital improvements and expenditures of any kind or nature); (iv) the cost of all utilities serving the Building, except for Subtenant’s Electric; and (v) all charges for insurance coverage on the Building, the land underlying the Building, improvements and Building operations, including fire and casualty insurance in broad form, public liability insurance, rent insurance and such other insurance reasonably maintained by Sublandlord. Sublandlord reserves the right to adjust the amount of coverage from time to time as may be reasonably required to provide adequate coverage consistent with then existing economic conditions; but Sublandlord shall always carry sufficient insurance coverage comparable to similar buildings within the Building’s immediate vicinity and otherwise in accordance with the terms of this Sublease.

(b)

Notwithstanding the foregoing subsection 8.6(a) or any term of this Agreement to the contrary, Operating Expenses shall not include any of the following (i) all expenditures which are deemed capital under generally accepted accounting principles consistently applied, except that capital expenses for improvements which result in savings of labor, energy, utility or material costs shall be included at the lesser of the cost of such improvements or the annual savings in costs resulting from the improvement; (ii) debt service on the Building, the land of which it is a part or any portion thereof or rents arising under any ground lease; (iii) costs incurred in connection with the remediation of any hazardous materials, substances or wastes regulated under any law, ordinance or regulation governing environmental matters; (iv) contributions to any “reserve fund”  (or the like) which Sublandlord or Master Landlord may maintain or be required to maintain for purposes of paying costs (1) associated with future repairs, replacements or modifications to the Building or (2) insurance claims not covered by Master Landlord or Sublandlord’s insurance policies, whether such costs result from deductibles under such policies or the under-insurance of an insurable risk; (v) wages, salaries or benefits paid to any off-site employees and/or any management or administrative fee; (vi) costs of any kind or nature relating to the leasing of the Building or the enforcement of Master Landlord or Sublandlord’s rights; (vii) costs or charges incurred by Master Landlord or Sublandlord as a result of either of them failing to maintain adequate insurance coverage in accordance with the term of this Sublease or the Master Lease, as applicable; (viii) costs that Sublandlord or Master Landlord are entitled to recover from tenant’s subtenants, occupants, third party contractors or wanantics as a result of their specific leases, contracts and/or warranties; (ix) costs, fines or penalties incurred due to violations by Sublandlord or Master Landlord of any leases or governmental rules or authority; (x) costs associated with the operation of the business of the owner/Master Landlord or entity which constitutes “Sublandlord” as distinguished from the costs of Building operations, including, without limitation, partnership or trust accounting and legal matters; (xi) costs of correcting defects in or inadequacy of the initial design or construction of the Building; (xii) payments for any rented equipment, the cost of which would constitute a capital expenditure not permitted to be included in Operating Expenses hereunder if purchased; (xiii) any fee or expenditure in excess of the amount which would be paid in an arms-length transaction paid to any trust, corporation, partnership or entity which controls, is controlled by or under common control with Sublandlord or Master Landlord. In the calculation of any Operating Expenses incurred hereunder (a) all Operating Expenses shall be reduced by all cash discounts, trade discounts or quantity discounts received in the purchase of goods, services or utilities for the Building, and (b) in the calculation of any costs hereunder, it is understood that no expense shall be charged more than once, and Sublandlord shall not collect any more than one hundred percent (100%) of the actual Operating Expenses incurred by Sublandlord or Master Landlord.  If in the Base Year, or in any Operational Year the Building is partially unoccupied, the Operating Expenses for such year that vary with occupancy for any such year shall be reasonably adjusted by Sublandlord to the amount that such Operating Expenses would have been if the average Building occupancy had been one hundred percent (100%); provided, however that in no event shall the adjustment of Operating Expenses as provided herein result in Sublandlord receiving more than the actual Operating Expenses received by Sublandlord for the Building.

(c)

“Base Year” shall mean the calendar year 2004. Upon completion of Base Year Master Landlord will provide Subtenant a copy of the Base Year Operating Expenses. Subtenant shall have the right to audit the Base Year Operating Expenses as provided in Section 8.7(c) hereof.

(d)

“Operational Year” shall mean each calendar year during the year of the Base Year.

8.7

Payment.    The Sublandlord shall make a reasonable estimate of the Operating Expenses for each Operational Year after the Base Year, and if it is estimated that the Operating Expenses will be greater than the Operating Expenses for the Base Year, then the Subtenant shall pay as additional rent Subtenant’s pro-rata share of any such increase in twelve (12) equal monthly installments beginning in January of the applicable Operational Year.

(a)

Not later than thirty (30) days after the end of each Operational Year, Sublandlord will furnish to Subtenant a statement of actual Operating Expenses for the Operational Year just elapsed and the parties shall adjust in a single payment from the Subtenant or the Sublandlord, as the case may be, any differences between the estimated and actual Operating Expenses.

(b)

Any required payment to Sublandlord or Subtenant as applicable shall be made within thirty (30) days after Sublandlord furnishes the required reconciliation statement of Operating Expenses provided in subsection 8.7(c) above. Every statement forwarded by Sublandlord to Subtenant pursuant to this Section 8 shall he binding upon Subtenant unless, within ninety (90) days after the receipt of such statement, Subtenant notifies Sublandlord, in detail, of Subtenant’s objections thereto. Subtenant shall have the right to audit Landlord’s books and records relating to Operating Expenses, which right may be exercised by Subtenant upon written notice delivered not less than ninety (90) days following the delivery of the reconciliation statement to Tenant.  In the event that such audit discloses a discrepancy in excess of three percent (3%) Sublandlord shall refund the entire amount overpaid to Tenant, together with interest thereon at the prevailing commercial prime rate as published in the eastern edition of The Wall Street Journal. To facilitate the exercise of the audit rights provided herein, Sublandlord shall (a) make available to Subtenant’s agents and employees at reasonable times and locations all books, records, invoices and other evidence of the expenditures constituting Operating Expenses for inspection and photocopy and (b) permit the continuing right of the Subtenant to audit the Base Year Operating Expenses throughout the Term.

8.8

Pro-Ration.  If the Term ends on any day other than the last day of a calendar year, any payment due to Sublandlord or to Subtenant by reason of any increase or decrease in Operating Expenses shall be pro-rated as applicable within thirty (30) days of written notice. This covenant shall survive for a period of one (1) year after the Sublease Termination Date or other termination of this Sublease.

SECTION 9.

INSURANCE.

9.1

Sublandlord Insurance.  Sublandlord shall, subject to the provisions of Section 8 hereof, obtain for the benefit of the Master Landlord and Subtenant fire insurance with full extended coverage, as set forth in Section 6.1, of the Master Lease and Master Landlord and Subtenant shall be named as additional insured.

9.2

Subtenant Insurance.  The Subtenant covenants and agrees that it will, at its sole cost and expense, maintain commercial general liability insurance covering the Subleased Premises in the minimum amount of One Million ($1,000,000.00) Dollars per accident for one (1) person, Three Million ($3,000,000.00) Dollars per accident for (2) or more persons, and a minimum amount of Two Hundred Fifty Thousand ($250,000.00) Dollars for property damage, and Subtenant further covenants and agrees it will add the Sublandlord and the Master Landlord as additional insured’s and Subtenant will furnish Sublandlord with a certificate of said liability insurance.

9.3

Cancellation.  It is expressly understood and agreed that all policies of insurance shall contain a clause that the same shall not be canceled except on thirty (30) days’ prior written notice to any and all parties in interest.

9.4

Waiver of Subrogation.  The parties hereto mutually covenant and agree that each party, in connection with insurance policies required to be furnished in accordance with terms and conditions of this sublease, or in connection with insurance policies which they obtain insuring such insurable interest as Sublandlord or Subtenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Sublandlord or Subtenant as the same may be of any such policy is hereby expressly waived, and Sublandlord and Subtenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this sublease to carry insurance.

SECTION 10.

SIGNS.  Sublandlord shall, at its cost and expense, prior to August 31, 2004 (a) install the Subtenant’s name on the monument sign located in Front of the Building, (b) include Subtenant’s name on the directory located in the lobby area of the Building, and (c) indicate Subtenant’s name on the entrance door to the Subleased Premises.

SECTION 11.

FIXTURES.

11.1

Installation; Removal.  Subtenant is given the right and privilege of installing and removing property, equipment and fixtures in the Subleased Premises during the Term. However, if the Subtenant is in default and vacates, or is dispossessed and fails to remove any property, equipment and fixtures or other property within thirty (30) days after such default, dispossess or removal, then and in that event, the said property, equipment and fixtures or other property shall be deemed at the option of the Sublandlord to be abandoned; or in lieu thereof, at the Sublandlord’s option, the Sublandlord may remove such property and charge the reasonable cost and expense of removal and storage to the Subtenant.

11.2

Personal Property.  Notwithstanding anything herein to the contrary, it is expressly understood and agreed that the Subtenant slay install, connect and operate. equipment as may he deemed necessary the Subtenant for its business, subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof. Subject to the terms and conditions of this Agreement, the machinery, fixtures and equipment belonging to the Subtenant shall at all times be considered and intended to be personal property of the Subtenant, and not part of the realty and subject to removal by the Subtenant, provided at the time of such removal, that the Subtenant is not in default pursuant to the terms and conditions of this sublease, and that the Subtenant, at its own cost and expense, pays for any damage (reasonable wear and tear excepted) to the Subleased Premises caused by such removal. Any alterations made by Sublandlord to the Subleased Premises for the benefit of the Subtenant (including, without limitation, Sublandlord’s Work) shall be considered a part of the realty and Subtenant shall not have any obligation to remove or repair such alteration on the expiration or earlier termination of this Sublease.

SECTION 12.

GLASS.  The Subtenant expressly covenants and agrees to replace broken glass in the windows of the Subleased Premises which may become damaged or destroyed by reason of Subtenant’s acts or the acts of Subtenant’s employees, agents, servants or invitees at its cost and expense.

SECTION 13.

ASSIGNMENT AND SUBLETTING.

13.1

Recapture.  Except provided in Section 13.2 below, Subtenant may not assign this Sublease or sublet the Subleased Premises or any part thereof, unless it shall first advise Sublandlord in writing by certified mail, return receipt requested, of its intention to assign or sublease. In such event the Sublandlord shall have thirty (30) days from receipt of such notice to elect to recapture the Subleased Premises and terminate this Sublease or to consent to the assignment of this Sublease or the sublease of the Subleased Premises, which consent shall not be unreasonably withheld, providing the proposed assignee or sub-subtenant is financially responsible in the reasonable judgment of Sublandlord, and shall assume in writing the terms and conditions of this Sublease on the part of the Subtenant to be performed. In connection with any permitted assignment or subletting, the Subtenant shall be entitled to retain any increment in rent or other consideration received by Subtenant per square foot per annum over the annual rent as in effect hereunder from time-to-time.

13.2

Permitted Assignments.  Notwithstanding anything herein to the contrary. Sublandlord’s consent shall not be required and the terms and conditions of Section 13.1 shall not apply as to Sublandlord’s right of first refusal to recapture the Subleased Premises if Subtenant assigns this Sublease or subleases the Subleased Premises to a parent, subsidiary, affiliate or a company into which Subtenant is merged or with which Subtenant is consolidated, or to the purchaser of all or substantially all of the assets of Subtenant.

13.3

No Release.  In the event of any assignment or subletting permitted by the Sublandlord, the Subtenant shall remain and be directly and primarily responsible for payment and performance of this Sublease’s obligations, and the Sublandlord reserves the right, at all times, to require and demand that the Subtenant pay and perform the terms and conditions of this Sublease. No such assignment or subletting shall be made to any Subtenant who shall occupy the Subleased Premises for any use other than that which is permitted to the Subtenant, or for any use which may be deemed disreputable or extra hazardous, or which would in any way violate applicable laws, ordinances or rules and regulations of governmental boards and bodies having jurisdiction.

13.4

Occupancy Agreement.  Notwithstanding anything herein to the contrary, the short-term use of space within the Subleased Premises by customers, vendors and suppliers shall not be considered a sublease hereunder and shall not require Sublandlord’s consent as provided herein. For purposes of this Section 13.4, “short term use” shall mean thirty (30) or less consecutive days.

SECTION 14.

FIRE AND CASUALTY; CONDEMNATION.

14.1

Total Destruction.  If the Subleased Premises, or any portion of the Subleased Premises, are damaged or destroyed by any cause whatsoever, such that the Master Lease is terminated, this Sublease shall terminate immediately upon termination of the Master Lease.  Rent and any other payments for which Subtenant is liable shall be apportioned and paid to the date of such damage or destruction, and Subtenant shall promptly deliver possession of the Subleased Premises to Sublandlord.  Notwithstanding anything herein or in the Master Lease to the contrary, Sublandlord shall notify Subtenant of the termination of the Master Lease not less than thirty (30) days after the occurrence of the damage or destruction.

14.2

Partial Destruction.  If all or any portion of the Subleased Premises is damaged or destroyed by any cause whatsoever, and such damage or destruction is not significant enough to cause a termination of the Master Lease, Sublandlord agrees, subject to Section 14 of the Master Lease, to use good faith efforts to cause Master Landlord to repair such damage. Rent shall be proportionately abated during the period of restoration. In addition, if the repairs to the Subleased Premises are not completed within one hundred twenty (120) days following the date of the damage or destruction, Subtenant shall be entitled to terminate this Sublease by written notice to Sublandlord at any time before such restoration has been completed.

14.3

Condemnation. Upon any taking by condemnation or other eminent domain proceeding of all or a portion of the Subleased Premises which results in the termination of the Master Lease, this Sublease shall terminate concurrently with the Master Lease. As between Sublandlord and Subtenant, any awards or damages payable as a result of such taking by condemnation or other eminent domain proceeding shall be the sole property of Sublandlord, and Subtenant shall have no claim to any part of such awards or damages.

SECTION 15.

COMPLIANCE WITH LAWS.  Subtenant and Sublandlord shall comply with all laws applicable to the Building and Subleased Premises.

SECTION 16.

DEFAULT BY SUBTENANT.  In the event that Subtenant shall be in default under any covenant, or shall fail to honor any term, agreement, condition or obligation under this Sublease or the Master Lease as incorporated herein, if such default or failure shall continue uncured beyond the notice and cure period set forth in the Master Lease, Sublandlord shall have available to it all of the remedies available to Landlord under the Master Lease in the event of a like default or failure on the part of the tenant thereunder. Sublandlord hereby waives and shall not have any lien for rents against the assets or property of Subtenant, and agrees to execute and deliver to Subtenant on request such documents as may reasonably be required to evidence and/or confirm such waiver.  In no event shall Subtenant be liable for consequential, punitive or speculative damages. In the event that Sublandlord shall default in the payment or performance of any of its obligations under this Sublease, Subtenant shall be entitled to exercise all remedies available at law or in equity and any provision contained in the Master Lease limiting the Master Landlord’s liability to its interest in the Building or otherwise shall not be applicable to or benefit Sublandlord.

SECTION 17.

NOTICES.  All notices required or permitted to be given to the Sublandlord shall be given by certified mail, return receipt requested, at the address herein before set forth on the first page of this sublease, and/or such other place as the Sublandlord may designate in writing.  A copy of said notice shall be sent by certified mail to the Sublandlord at Continental Resources, Inc., 175 Middlesex Turnpike, Bedford, Massachusetts 01730, Attention:  James M. Bunt.  All notices required or permitted to be given to the Subtenant shall be given by certified mail, return receipt requested, at the address herein before set forth on the first page of this sublease, and to AI Logix, Inc., 27 Worlds Fair Drive, Somerset, New Jersey 08873, Attention:  Mark Ringel, Vice President, Finance and Administration, and/or such other place as the Subtenant shall designate in writing.

SECTION 18.

SUBTENANT’S RIGHT TO MAKE ALTERATIONS AND IMPROVEMENTS.  Except for minor alterations that do not include the structural elements, common areas or service systems of the Building, or painting and carpeting within the Subleased Premises which have a cost of not more than Ten Thousand Dollars ($10,000) in each instance (which shall not require the consent of Sublandlord hereunder), Subtenant may not make alterations, additions or improvements to the Subleased Premises without the prior written consent of Sublandlord or Master Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided such alterations, additions or improvements do not require structural changes in the Subleased Premises, or do not lessen the fair market value of the Subleased Premises or the Building. Any consent which Sublandlord may give shall be reasonably conditioned upon Subtenant furnishing to Sublandlord, detailed plans and specifications (to the extent that their preparation is customary) with respect to any such changes, to be approved by Sublandlord in writing. As a condition of such consent, Sublandlord reserves the right to require Subtenant to remove, at Subtenant’s sole cost and expense any such alterations or additions upon the surrender of the Subleased Premises on the Subleased Termination Date. If Sublandlord does not require such removal, it shall so indicate in writing at the time of the consent and any such alterations or additions shall be deemed to be part of the realty upon installation, provided that Subtenant, at its option, shall have the right to remove the same, provided it shall be responsible to repair any damage (reasonable wear and tear excepted) to the Subleased Premises or the Building occasioned by such removal, provided such removal is made prior to the expiration of the Term. All such alterations, additions or improvements shall he only in conformity with applicable governmental requirements applicable to the Subleased Premises. Subtenant shall hold and save Sublandlord harmless and indemnify Sublandlord against any claim for damage or injury in connection with any of the foregoing work which Subtenant may make as hereinabove provided.

SECTION 19.

NON- LIABILITY OF SUBLANDLORD.

19.1

Assumption of Risk.  It is expressly understood and agreed by and between the parties to this agreement that the Subtenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the Subleased Premises, whatever the cause of such damage unless due to the willful or negligent act or omission of Sublandlord or Master Landlord.

19.2

No Liability.  It is expressly understood and agreed that the Sublandlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Building, or from any damage or injury resulting or arising from any other cause or happening whatsoever unless due to the willful or negligent act or omission of Sublandlord or Master Landlord.

SECTION 20.

WARRANTY OF TITLE.  Sublandlord represents that it has the full right, capacity and authority to enter into this Agreement, subject to the approval of the Master Landlord as set forth in the Master Lease.

SECTION 21.

AIR, GROUND AND WATER POLLUTION AND ENVIRON-MENTAL REPRESENTATIONS.    Sublandlord represents, warrants and covenants to Subtenant that Sublandlord has not caused or permitted the Subleased Premises, the Building, or any other structures and other improvements on the land underlying the Building and any common areas (all such buildings, structures and improvements being hereinafter referred to collectively as the “Project Improvements”) or the land underlying the Building, to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, or process asbestos, asbestos containing materials, PCB’s or any other hazardous substances or hazardous materials or any other dangerous or toxic substances, or solid waste, except in compliance with all applicable federal, state and local laws or regulations, and Sublandlord has not caused or permitted and has no knowledge of the presence of or of a release or threatened release of any hazardous substances, or solid waste, except in compliance with all applicable federal, state and local laws or regulations, and Sublandlord has not caused or permitted and has no knowledge of the presence of or of a release or threatened release of any hazardous substances or hazardous materials at, on, from or under the Premises, the Building or any other land underlying the Building or at, on, from, under or off of any other property affecting, or impacting the Building in any way.

(a)

Sublandlord hereby agrees to indemnify and hold harmless Subtenant, its shareholders, directors, employees, customers, successors and assigns, from and against and in respect of, any and all damages, claims, losses, liabilities and expenses, including without limitation, court costs and reasonable legal, accounting, consulting, engineering and other expenses, which may be imposed upon or incurred by Subtenant, its shareholders, directors, employees, customers, successors or assigns, or asserted against Subtenant, its shareholders, directors, employees, customers, successors or assigns, by any other party or parties (including, without limitation, a governmental entity), arising out of or in connection with any environmental contamination or pollution in or about the Premises, the Building or the land underlying the Building arising out of or in connection with any inaccuracy in the representation and warranty set forth above, including, without limitation, the exposure of any person to any such environmental contamination or pollution regardless of whether such environmental contamination or, pollution resulted from activities of Sublandlord or Sublandlord’s predecessors in interest or any other Subtenant or occupant of the Building or for such land. This indemnity shall survive the expiration or termination of the Term.

(b)

If during the Term Subtenant shall determine that there is any inaccuracy in the representation and warranty of Sublandlord set forth above and that such inaccuracy may result in the risk of damage to the health or safety of Subtenant many of its employees or customers or any other damage to Subtenant, Subtenant shall have the right, upon not less than ninety (90) days prior written notice to Sublandlord, to terminate the term of the Lease and all of Subtenant’s duties and obligations under the Lease unless during such ninety (90) day period Sublandlord removes all such hazardous materials or substances and cleans up the Building, Subleased Premises, and/or such land, as the case may be, such that risk of such damage to Subtenant, its employees and customers is eliminated.

(c)

Subtenant expressly covenants and agrees to indemnify, defend and save the Master Landlord and the Sublandlord harmless against any claim, damage, liability, costs, penalties, of fines which the Sublandlord may suffer as a result of air, ground or water pollution caused by Subtenant in its use of the Subleased Premises. The Subtenant covenants and agrees to notify the Sublandlord immediately of any claim or notice served upon it with respect to any such claim that Subtenant is causing water, ground or air pollution; and Subtenant, in any event, will take immediate steps to halt, remedy or cure any pollution of air, ground or air water caused by Subtenant by its use of the Subleased Premises. This covenant shall survive the Sublease Termination Date or earlier expiration of this Agreement for a period of one (1) year after termination.

SECTION 22.

FORCE MAJEURE.  The period of time during which the Sublandlord or Subtenant is prevented from performing any act required to be performed under this sublease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Sublandlord or Subtenant, as the case may be, shall be added to the time for performance of such act.

SECTION 23.

QUIET ENJOYMENT.  Sublandlord further covenants that the Subtenant, on paying the rent and performing the covenants and conditions contained in this Sublease, shall and may peaceably and quietly have, hold and enjoy the Subleased Premises for the term aforesaid.  Master Landlord and Sublandlord shall guarantee that any present or future mortgage, ground, lessor or superior estate will enter into a non-disturbance agreement with Subtenant in reasonable form and content.

SECTION 24.

SURRENDER OF SUBLEASED PREMISES.  On the Sublease Termination Date, Subtenant shall quit and surrender the Subleased Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Subleased Premises to the Sublandlord peaceably, together with all alterations, additions and improvements in, to or on the Subleased Premises made by Subtenant as permitted under the Sublease. The Sublandlord reserves the right, however, to require the Subtenant at its cost and expense to remove any alterations or improvements installed by the Subtenant and not permitted or consented to by the Sublandlord pursuant to the terms and conditions of this Agreement, so as to restore the Subleased Premises to the condition found at the inception of the Term, which covenant by Subtenant shall survive the surrender and the delivery of the Subleased Premises as provided hereunder. Prior to the expiration of the Term, Subtenant shall remove all of its property, fixtures, equipment and trade fixtures from the Subleased Premises. All property not removed by Subtenant shall be deemed abandoned by Subtenant, and Sublandlord reserves the right to charge the reasonable cost of such removal to Subtenant, which obligation shall survive the sublease termination and surrender herein above provided.  If the Subleased Premises is not surrendered at the end of the Term, Subtenant shall indemnity Sublandlord against loss or liability resulting from delay by Subtenant in surrendering the Subleased Premises, including, without limitation any claims made by any succeeding Subtenant founded on the delay.

SECTION 25.

MUTUAL INDEMNITY.    Subtenant Indemnity.  Without limiting the Subtenant’s obligation to provide insurance pursuant to Section 9 hereof, the Subtenant covenants and agrees that it will indemnify, defend and save harmless the Master Landlord and the Sublandlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys’ fees, which may be imposed upon or incurred by Sublandlord or Master Landlord by reason of any of the following occurring during the Term of this Agreement except to the extent caused by the negligence or willful misconduct of Master Landlord or Sublandlord:

(i)

Negligence on the part of the Subtenant or any of its agents, contractors, servants, employees, licensees or invitees;

(ii)

Any accident, injury, damage to any person or property occurring in or about the Subleased Premises resulting from Subtenant’s occupancy thereof; or

(iii)

Any failure on the part of Subtenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Sublease on its part to be performed or complied with.

The foregoing shall not require indemnity by Subtenant in the event of damage or injury occasioned by the negligence or acts of commission or omission of the Sublandlord, its agents, servants or employees. Sublandlord shall promptly notify Subtenant of any such claim asserted against it and shall promptly send to Subtenant copies of all papers or legal process served upon it in connection with any notion or proceeding brought against Sublandlord by reason of any such claim.

(b)

Sublandlord Indemnity. Without limiting the Sublandlord’s obligation to provide insurance pursuant to Section 9 hereof, Sublandlord shall indemnify, defend and save harmless the Subtenant against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys’ fees, which may be imposed upon or incurred by Subtenant by reason of any of the following occurring during the Term except to the extent caused by the negligence or willful misconduct of Subtenant:

(i)

Negligence on the part of Sublandlord or any of its agents, contractors, servants, employees, licensees or invitees;

(ii)

Any accident, injury, damage to any person or property occurring in or about the Subleased Premises or the Building resulting from Sublandlord’s management or occupancy thereof; or

(iii)

Any failure on the part of Sublandlord or Master Landlord to perform or comply with any of the covenants, agreements, terms or conditions contained in this Sublease on their respective parts to be performed or complied with.

The foregoing shall not require indemnity by Subtenant in the event of damage or injury occasioned by the negligence or acts of commission or omission of Subtenant, its agents, servants or employees.  Subtenant shall promptly notify Sublandlord of any such claim asserted against it and shall promptly send to Sublandlord copies of all papers or legal process served upon it in connection with any action or proceeding brought against Subtenant by reason of any such claim.

SECTION 26.

SUBLEASE CONSTRUCTION.  This Agreement shall be construed pursuant to and in accordance with the laws of the State of New Jersey. Each party hereto consents to the exclusive jurisdiction of New Jersey state courts and the federal courts located in New Jersey. Sublandlord and Subtenant understand, agree and acknowledge that (i) this sublease has been freely negotiated by both parties, (ii) that, in the event of any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of this Sublease or any of its terms or conditions, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this Sublease or any portion thereof.

SECTION 27.

BIND AND INURE CLAUSE.  This Sublease sets forth tits complete agreement between Sublandlord and Subtenant regarding the subject matter of this Sublease. This Sublease may not be amended or modified in any respect except by an agreement in writing executed by both parties hereto. The terms, covenants and conditions of this Sublease shall be binding upon and inure to the benefit of each of the parties hereto, their respective, executors, administrators, heirs, successors and assigns, as the case may be.

SECTION 28.

NO TERMINATION.  Sublandlord shall not take any action to terminate the Master Lease or fail to take any action that would permit Master Landlord to terminate the Master Lease.

SECTION 29.

ATTORNEYS FEES AND COSTS OF ENFORCEMENT.  If either party to this Sublease commences an action to enforce any of the provisions of this Sublease, the prevailing party in such action shall be entitled to collect all of the costs or such action (including, without limitation, attorneys fees and court costs) from the other party.

SECTION 30.

COVENANT AGAINST LIENS.  Subtenant agrees that it shall not knowingly encumber or suffer or permit to be encumbered, the Subleased Premises or the fee thereof by any lien, charge or encumbrance, and Subtenant shall have no authority to mortgage or hypothecate this Agreement or the estate hereby granted in any way whatsoever. The violations of this Section shall be considered a breach of this Agreement if Subtenant fails to hand over or otherwise satisfy any such lien within fifteen (15) days after written notice from Sublandlord.

SECTION 31.

BROKERAGE.  In connection with this Agreement, the Sublandlord has agreed to pay Richard Ellis Real Estate Services, Inc. and Acclaim Group LLC, a brokerage commission as follows: fifty percent (50%) upon the execution of said Agreement and the balance upon occupancy in Subleased Premises by Subtenant, and otherwise in accordance with the terms of a separate commission agreement. The parties hereto warrant that no other real estate broker has been commissioned in connection with this Sublease.  Sublandlord shall indemnify and hold Subtenant harmless from and against any and all loss, cost, damage, claim, liability and expense (including reasonable legal fees and disbursements) which Subtenant may sustain or which may be asserted against Subtenant by reason of a claim for real estate commission or other compensation by any other person, firm or corporation with whom Sublandlord has or is alleged to have dealt in connection with this Sublease or the Subleased Premises.

SECTION 32.

RESERVED PARKING.  The parking ratio at the Building is 5 cars per 1,000 rentable square feet leased. Subtenant shall be provided 12 reserved spaces on the WEST AND EAST side of the Building in the location shown on Exhibit “F” hereto.  Eight (8) reserved visitor parking spaces for the entire building shall be designated in the front of the Building as presently located. The entire parking area and access driveways will be for the mutual use and benefit of the Sublandlord and Subtenant hereunder, and/or the Sublandlord’s other Subtenants in the building.  The parties agree that they will not permit the access driveways to be blocked so as to unreasonably interfere with the use of said access driveways and parking area.

SECTION 33.

OPTION TO RENEW.

33.1

Option.  Upon the expiration of the Initial Term, Sublessee may renew the initial Term for two (2) renewal term(s) of five (5) years each, commencing on the day after the Sublease Termination Date or the expiration of the first Renewal Term (as the case may be) and expiring on, unless sooner terminated pursuant to filly provision herein (each, a “Renewal Term”).  Subtenant may exercise its option to renew the Initial Term by giving Sublessor written notice of Subtenant’s intent to renew on or before. The Renewal Term shall be on the sane terms and conditions set forth herein, except that Base Rent shall be at the Base Rent set forth in Section 33.2 below (the Initial Term and any Renewal Term are hereinafter collectively referred to as the “Term”).

33.2

Renewal Rent.  During any Renewal Term, Subtenant shall pay to Sublandlord Base Rent for the Subleased Premises at the then-current fair market rental rate for comparable space in Somerset County, New Jersey, as reasonably determined by Sublandlord and Subtenant in their joint discretion within ten (10) clays after any exercise of the renewal option in this Section 33 1.

33.3

Arbitration.  In the event that Sublandlord and Subtenant are unable to agree upon the fair market rent in accordance with Section 33.2 hereof, the Sublandlord and Subtenant may submit determination of fair market value rent to arbitration as provided herein. Within the first five (5) days after receipt of written notice Subtenant’s election to submit the determination of fair market rental value to appraisal, Sublandlord and Subtenant shall each provide the other with the name and respective qualifications of an appraiser who meets the “Appraiser Qualifications” (as set forth below), and those two appraisers, within five (5) additional days after their appointments, shall select a third appraiser who meets the Appraiser Qualifications. The parties shall share equally the cost of the appraisers. Within three (3) days following the selection of the appraisers, Sublandlord and Subtenant shall each notify the other and the appraisers, in writing, or their determination of the fair market rental value. Within ten (10) days thereafter, the appraisers shall decide in writing whether Sublandlord’s or Subtenant’s determination of the fair market rental value is more correct and shall state in detail the reasons therefor, and the determination of the fair market rental value which the appraisers decide to be the more correct shall be the fair market rental value during the Renewal Term for purposes of this Sublease. The appraisers shall be empowered to choose only between Sublandlord’s and Subtenant’s determination, and shall reach no other or compromise decision.  As used herein, “Appraiser Qualifications” shall mean a commercial real estate broker not previously employed by Sublandlord or Subtenant with experience in commercial office leases, including at least ten (10) years experience in leasing commercial properties in the immediate vicinity of the building in the Somerset County, New Jersey market.  Following the final determination of fair market value as determined by the appraiser, Subtenant shall have the right to withdraw the exercise of the renewal option provided herein by written notice to Sublandlord delivered not later than the (10) days after written notice of the final determination of the appraisers in which event the Initial Term or then current Renewal Term shall terminate upon the Sublease Termination Date.

SECTION 34.

SECURITY.  As part of this Agreement Subtenant agrees to maintain a security deposit in the amount of Twenty Two Thousand Four Hundred Seventy Two and 54/100 Dollars ($22,472.54) with Sublandlord (the “Security Deposit”).  Sublandlord shall maintain the Security Deposit in an account segregated from other funds of Sublandlord. If Subtenant defaults with respect to any provision of this Sublease and such default is not cured during the notice and cure period set forth herein, Sublandlord may use, apply or retain all or any portion of this Security Deposit to the extent necessary to remedy such default. If any portion of said Security Deposit is so used or applied, Subtenant shall, within thirty (30) days after demand therefore, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount, and Subtenant’s failure to do so shall be a material breach of this Sublease. The Security Deposit or any balance thereof wall be returned to Subtenant within thirty (30) days of the Expiration Date.

SECTION 35.

RELATIONSHIP BETWEEN MASTER LEASE AND SUBLEASE.  Except as herein otherwise expressly provided, all of the terms of the Master Lease as they pertain to the Subleased Premises are hereby incorporated into and made a part of this Agreement as if stated herein at length, and Subtenant accepts this Agreement subject to, and hereby assumes all of the terns, covenants, conditions and agreements contained in the Master Lease with respect to the Subleased Premises, to be performed by Sublandlord hereunder; provided, however, that the following sections of the Master Lease shall not be incorporated into this Sublease:  Sections 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 16, 17, 18, 21, 24, 25, and Schedule B.  The parties hereto agree that subject to the provisions of this Agreement, wherever the words “Premises” or words of similar import appear in the Master Lease, the same shall be deemed to mean the “Subleased Premises” and wherever the words “Landlord” and “Tenant” appear in the Master Lease, the words shall be deemed to refer to “Sublandlord” and “Subtenant” hereunder, so that subject to the express provisions of this Agreement to the contrary, and with respect only to the Subleased Premises, Sublandlord shall have the rights and powers of Master Landlord under the Master Lease, and Subtenant shall have and does hereby agree to be bound by and accepts all the rights and powers, duties aid obligations of the Sublandlord (as Tenant) under the Master Lease. Sublandlord and Subtenant covenant and agree that neither shall do anything which shall have the effect of creating a breach of any of the terms, covenants and conditions of the Master Lease. To the extent applicable to the Subleased Premises, Subtenant shall have the benefit of each and every covenant and agreement made by the Master Landlord to Sublandlord under the Master Lease, except as otherwise set forth herein.  Sublandlord hereby agrees to cooperate with and execute, all at Subtenant’s expense, all instruments and supply information reasonably required by Subtenant in order to enforce such compliance. Sublandlord hereby grants to Subtenant the right to proceed in its own name directly against Master Landlord under the Master Lease.  Sublandlord represents that no specific provisions in this Sublease is in conflict with a provision in the Master Lease.  In the event of any conflict between the provisions of the Master Lease and the provisions of this Sublease, the provisions of this Sublease shall control and be binding upon the parties hereto.

SECTION 36.

AMERICANS WITH DISABILITIES ACT.  In furtherance of the terms and conditions of this Sublease, Sublandlord agrees to complete all of Sublandlord’s Work in compliance with the requirements of the Americans with Disabilities Act (as such act may be amended from time to time, the “ADA”).  Sublandlord warrants that the Building common areas and parking areas serving the Building shall not violate the ADA requirements on the date of substantial completion of the Subleased Premises. Following substantial completion of Sublandlord’s Work, any ADA amendments requiring alterations to the Subleased Premises shall be the sole cost and responsibility of Subtenant unless, Sublandlord was actually or constructively aware of said amendments and constructed the Subleased Premises not in conformity therewith. In no event shall Subtenant bear any responsibility or cost for alterations to any and all areas outside the Subleased Premises as required by ADA and in such case(s) it shall be the sole cost and responsibility of Sublandlord. Both parties agree to indemnify and hold each other harmless from and against any and all claims, damages including but not limited to, reasonable attorney’s fees, costs, fines or penalties which either party incurs as a result of either party’s failure to abide by such ADA requirements. Both parties further agree to inform each other in writing as soon as is reasonably possible in the event they are actually notified of any noncompliance with the provisions of the ADA.

SECTION 37.

MOVING EXPENSE REIMBURSEMENT.  Subtenant shall arrange with a reputable moving company selected from the lowest amongst three qualified bidders chosen by Subtenant in its sole discretion (the “Moving Company”) the move from 53 Howard Avenue, Somerset, New Jersey to 27 Worlds Fair Drive, Somerset, New Jersey. Sublandlord shall reimburse the Subtenant for the costs of the Moving Company incurred by Subtenant for relocating to the Subleased Premises.  Sublandlord will reimburse the Subtenant costs of the Moving Company within ten (10) days after receipt of an invoice therefore.

IN WRITTEN WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

ATTEST:

CONTINENTAL RESOURCES, INC.

___Robert L. Hill        ____

By:_/s/ James M. Bunt__    _

Name: James M. Bunt

Title: Chief Financial Officer

ATTEST:

AL-LOGIX, INC.

_____________________

By:__/s/ John R. Gengher____

Name: John R. Gengher

Title: Vice President

.

CONSENT TO SUBLEASE

The undersigned (“Landlord”), being “Landlord” under that certain Lease Agreement by and between Landlord and Continental Resources, Inc. (“Tenant”) dated January 1, 2001 (as amended and restated from time-to-time, the “Lease”) for that certain office building located at 27 Worlds Fair Drive, Somerset, New Jersey, does hereby consent to a sublease from Tenant to AI-Logix, Inc. (“Subtenant”) without waiver of any restriction in the Lease concerning further assignment or subletting; provided, however, that (i) Tenant shall remain primarily liable on the Lease for the entire Lease term and is in no way released from the full and complete performance of all the terms, conditions, covenants and agreements contained in the Lease, (ii) except as set forth in this Consent to Sublease, Landlord is not bound by any of the terms, covenants and provisions of the Sublease and, except for approval of the entering into of the Sublease itself and of the Sublease to Subtenant thereunder, does not hereby consent to or approve any matters which are contemplated by the Sublease and which are subject to Landlord’s further consent or approval under the provisions of the Lease, and (iii) except as set forth in this Consent to Sublease, in the event of any inconsistencies between the Lease and the Sublease, the provisions of the Lease shall be controlling as between Landlord and Tenant. Notwithstanding any provision contained in this Consent to Sublease or the Lease to the contrary, Landlord hereby agrees as follows: (a) Landlord and Sublandlord are under common control and share an identity of interests; (b) any consent by Sublandlord granted to Subtenant shall be binding upon Landlord, and Subtenant shall be entitled to rely thereon; (e) Landlord shall not enter into any modification or amendment to the Lease or alter its business practices so as to increase the obligations of the Tenant under the Lease: (d) Landlord consents to and approves Subtenant’s rise of the Subleased Premises as described in Paragraph 5 of the Sublease; (e) Landlord consents to and approves the Sublandlord’s Work attached hereto and made a part hereof; (f) Landlord consents to and approves the assignment of the Sublease and/or sublease of the Subleased Premises to a transferee permitted under Section 13 of the Sublease; (d) Landlord hereby waives and shall not have any lien for rents against the assets or property of Subtenant, and agrees to execute and deliver to Subtenant on request such documents as may reasonably be required to evidence and/or confirm such waiver; (e) Landlord agrees to perform for the benefit of Subtenant with respect to the Subleased Premises all of Landlord’s obligations under the Lease in the same manner as if Subtenant were the Tenant named in the Lease; (f) in the event that the Lease is terminated by reason of Tenant’s default thereunder, Landlord shall recognize Subtenant: as the direct tenant under the Lease, as modified by the terms of the Sublease, and Subtenant shall attorn to Landlord, and (g) Landlord shall furnish to Subtenant a subordination, non-disturbance and attornment agreement from any holder of a mortgage encumbering the Building and underlying in form and substance reasonably satisfactory to all parties, providing that Subtenant’s possession. use and enjoyment of the Subleased Premises shall not be disturbed in the event of a foreclosure or other exercise of remedies by the holder of such mortgage. Landlord represents and warrants that there is no default under the Lease, and the Lease is in full force and effect.

IN WITNESS WHEREOF, Landlord has executed this Consent to Sublease on this ______ day of December, 2003.

Witnesses as to Landlord:

LANDLORD:

_________________________

ELLSWORTH TRUST,

Signature

a Massachusetts Trust

_________________________

By:_______________________

Print Name:

Title:______________________

__________________________

Signature

__________________________

Print Name:

LIST OF EXHIBITS

Exhibit “A” – Master Lease

Exhibit “B” – Subleased Premises

Exhibit “B-1” – Initial Subleased Premises

Exhibit “B-2” – Swing Space

Exhibit “C” – Preliminary Plans

Exhibit “D” – Sublandlord’s Building Standard Improvements

Exhibit “E” – Janitorial Services

Exhibit “F” – Reserved Parking

EXHIBIT A

L E A S E  A G R E E M E N T

BY AND BETWEEN:

ELLSWORTH TRUST,
a Massachusetts Trust,

“LANDLORD”

-and-

CONTINENTAL RESOURCES, INC.,
a Massachusetts Corporation

“Tenant”

PREMISES: 27 Worlds Fair Drive
Franklin Township, Somerset, New Jersey

DATED: January 1, 2001

TABLE OF /CONTENTS

THIS LEASE AGREEMENT, made the 1st day of January, 2001, by and between ELLSWORTH TRUST, a Massachusetts trust, having an office at One Thistle Lane, Westford, Massachusetts 01886, hereinafter called the “Landlord”; and CONTINENTAL RESOURCES, INC., a Massachusetts corporation, having an office at 175 Middlesex Turnpike, Bedford, Massachusetts 01730, hereinafter called the “Tenant”.

W I T N E S S E T H:

WHEREAS, the Landlord is lessee of certain lands and premises in Franklin Township, Somerset, State of New Jersey, which said lands and premises are commonly known as 27 Worlds Fair Drive.

WHEREAS, the Landlord owns a two-story office-warehouse building containing approximately 60,000 square feet, hereinafter called the “building”, on the lands and premises aforementioned, of which building which the tenant shall lease, outside dimensions to center line of common wall (hereinafter called the “leased premises”, all in accordance with the terms and conditions hereinafter mentioned and the considerations herein expressed.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved, the mutual considerations herein and the parties mutually intending to be legally bound hereby, the Landlord does demise, sublease and let unto the Tenant and the Tenant does rent and take from the Landlord the leased premises as described in section 1, and the Landlord and Tenant do hereby mutually covenant and agree as follow:

SECTION 38.

LEASED PREMISES.

The entire premises, located at 27 Worlds Fair Drive, Somerset NJ which consists of 60,000 gross rentable square feet of the building.

SECTION 39.

TERM OF SUBLEASE.

39.1

The Landlord subleases unto the said Tenant and the Tenant hires the leased premises for the term, of twenty five (25) years, to commence on or about January 1, 2001 and to end on the 31st day of December, 2025.

39.2

The Tenant shall have the option to renew for an additional ten (10) years based upon the fair market value at the time of such renewal. The lease will automatically renew at the time of expiration in the absence of a written notification by the tenant to the landlord.

SECTION 40.

BASE RENT.

40.1

During the lease, the Tenant covenants and agrees to pay a monthly rent of sixty five thousand dollars and 00/100 ($65,000.00).

40.1.1

At the beginning of each calendar year, the Landlord reserves the right to adjust the “Base Rent” based upon the change in the Consumer’s price index. Such change shall be based upon the difference between the Current Price Index and the Base Year 2000 Index.

40.2

Except where Tenant exercises its right of set-off as set forth herein, any installment of rent accruing hereunder and any other sum payable hereunder by Tenant to Landlord which is not received by Landlord on or before the tenth (10th) day of any lease month shall require payment by Tenant of a late charge of five ($.05) cents for each dollar of rental payment required, which payment shall be made in such event by Tenant with the required payment of rent, if late, and which payment in any event shall be made by Tenant upon demand if not otherwise theretofore paid.

40.3

Except where Tenant exercises its right of set-off as set forth herein, Tenant covenants and agrees that in the event of any material dispute with respect to the within sublease, its obligation to pay the rent shall continue without abatement notwithstanding any such dispute, and the Tenant agrees that it shall seek such remedies as the law may allow by way of plenary proceedings with respect to such issues in dispute.

SECTION 41.

CONDITION OF PREMISES.

Tenant shall occupy leased premises as is at the start of this lease.

SECTION 42.

USE.

The Tenant covenants and agrees to use and occupy the leased premises for general administration and sales office purposes only, which use by Tenant, however, is and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental boards or bureaus having jurisdiction thereof.

SECTION 43.

REPAIRS AND MAINTENANCE.

43.1

The Landlord shall, at its sole cost and expense, make all repairs to the exterior bearing walls, foundation and roof of the leased premises which are considered to be capital improvements and, provided that any damage to the foregoing is not caused by the negligence of the Tenant, its servants, employees, invitees or agents, in which case said damage shall be repaired at the sole cost of the Tenant.

43.2

The Tenant shall, at its own cost and expense, take good care of and maintain and repair the lawns, shrubbery, driveway, sidewalks, entranceways, foyers, curbs and parking area on the property, snow removal and the maintenance and repair of all common areas of the building and property of which the premises are a part, including but not limited to the HVAC Systems.

43.3

Tenant agrees to keep the leased premises in as good repair as they are at the beginning of the term, reasonable use and wear thereof and damage by fire or other event not caused by Tenant excepted. Tenant further agrees not to damage, overload, deface or commit waste of the leased premises. Tenant shall be responsible for all damage of any kind or character to the leased premises, including the windows, glass, floors, walls and ceilings, caused by Tenant or by anyone using or occupying the leased premises by, through or under the Tenant. Landlord shall repair the same, and Tenant agrees to pay the reasonable costs incurred therefor to Landlord upon demand. Anything herein above contained to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall, at its sole cost and expense, be responsible for the repair, maintenance and replacement of any items installed by Landlord for Tenant’s use as leasehold improvements over and above the improvements furnished by Landlord, as part of Landlord’s Work.

43.3.1

Anything herein above contained to the contrary notwithstanding, Tenant shall, at its own cost and expense, replace all light bulbs, fluorescent fixtures and ballasts and other lighting fixtures.

SECTION 44.

TENANT’S SERVICES.

44.1

Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that Tenant shall be responsible for the full cost of all utilities, including water, sewer and electric service delivered to the premises in connection with the lighting and office equipment requirements.

SECTION 45.

ADJUSTMENT OF RENTS.

45.1

For all purposes hereof:

The Tenant shall be responsible for the operating expenses of the complex, including but not limited to the real estate taxes assessed by the Township of Franklin.

(a)

“Tenant’s Proportionate Share” for all lease purposes shall be 100%.

SECTION 46.

INSURANCE.

46.1

The Landlord will subject to the provisions of Section 8 hereof, obtain for the benefit of the Landlord, when the Landlord shall be the named insured, fire insurance with full extended coverage, as set forth in Section 6.1 of the Lease.

46.2

The Tenant covenants and agrees that it will, at its sole cost and expense, carry liability insurance covering the leased premises in the minimum amount of ONE MILLION ($1,000,000.00) DOLLARS per accident for one (1) person, THREE MILLION $3,000,000.00) DOLLARS per accident for (2) or more persons, and a minimum amount of TWO HUNDRED FIFTY THOUSAND (250,000.00) DOLLARS for property damage, and Tenant further covenants and agrees that it will add the Landlord as additional insureds and Tenant will furnish Landlord with a certificate of said liability insurance.

46.3

It is expressly understood and agreed that all policies of insurance shall contain a clause that the same shall not be canceled except on ten (10) days’ written notice to any and all parties in interest.

46.4

The parties hereto mutually covenant and agree that each party, in connection with insurance policies required to be furnished in accordance with the terms and conditions of this sublease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord or Tenant as the same may be of any such policy is hereby expressly waived, and Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this sublease to carry insurance.

SECTION 47.

SIGNS.

The Tenant will be responsible for all the building signage at the leased premises.

SECTION 48.

FIXTURES.

48.1

The Tenant is given the right and privilege of installing and removing property, equipment and fixtures in the leased premises during the term of the lease. However, if the Tenant is in default and moves out, or is dispossessed and fails to reprove any property, equipment and fixtures or other property within thirty (30) days after such default, dispossess or removal, then and in that event, the said property, equipment and fixtures or other property shall be deemed at the option of the Landlord to be abandoned; or in lieu thereof, at the Landlord’s option, the Landlord may review such property and charge the reasonable cost and expense of removal and storage to the Tenant.

48.2

Anything to the contrary contained herein notwithstanding, it is expressly understood and agreed that the Tenant may install, connect and operate equipment as may be deemed necessary by the Tenant for its business, subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof.  Subject to the terms and conditions of this lease, the machinery, fixtures and equipment belonging to the Tenant shall at all times be considered and intended to be personal property of the Tenant, and not part of the realty and subject to removal by the Tenant.

SECTION 49.

GLASS.

The Tenant expressly covenants and agrees to replace any broken glass in the windows of the leased premises which may become damaged or destroyed at its cost and expense due to Tenant’s acts or the acts of Tenant’s employees, agents, servants or invitees.

SECTION 50.

ASSIGNMENT AND SUBLEASING.

50.1

For purposes of the section, the Tenant shall have the right to sublease any unoccupied space within the lease premises. Any sublease payments collected shall be to the benefit of the Tenant.

SECTION 51.

FIRE AND CASUALTY.

51.1

In case of any damage to or destruction of the building by fire or other casualty occurring during the term of this sublease which is not covered by the insurance required to be carried by Section 9.1 or which cannot be repaired within one hundred eighty (180) days from the happening of such casualty, then, in such event, the term hereby created shall, at the option of either party, upon written notice to the other by certified mail, return receipt requested, within ten (10) days of such fire or casualty, cease and become null and void from the date of such destruction or damage. However, if neither party shall elect to cancel this lease within the ten (10) day period herein above provided, the Landlord shall thereupon repair and restore the leased premises with reasonable speed and dispatch, and the rent shall not be accrued after said damage or while the repairs and restorations are being made, but shall recommence immediately after said leased premises are restored. Landlord, in any event, shall advise Tenant in writing as to whether or not the leased premises can be restored within the one hundred eighty (180) day period from the date of such casualty. In the event of cancellation in accordance with this Section, the Tenant shall immediately surrender the leased premises and the Tenant’s interest in said sublease to the Landlord, and the Tenant shall only pay rent to the time of such destruction or damage, in which event, the Landlord may re-enter and repossess the leased premises thus discharged from this sublease and may remove all parties therefrom.

51.2

In the event of any other insured casualty, which shall be repairable within one hundred eighty (180) days from the happening of such damage or casualty, the Landlord shall repair and restore the leased premises with reasonable speed and dispatch, and the rent shall abate and be equitably apportioned as the case may be as to any potion of the leased premises which shall be unfit or occupancy by the Tenant, or which cannot be used by the Tenant so as to conduct its business.  The rent, however, shall accrue and recommence immediately upon restoration of the leased premises.

51.3

In the event of such fire or casualty as above provided, wherein the Landlord shall rebuild, the Tenant agrees, at its cost and expense, to otherwise remove any and all of its equipment, fixtures, stock and personal property as the same may be required to permit Landlord to expedite rebuilding and/or repair. In any event, the Tenant shall assume at its sole risk the responsibility for damage or security with respect to such fixtures and equipment in the event the building area where the same may be located has been damaged, until the building shall be restored and made secure.

51.4

Anything in this Section 14 to the contrary notwithstanding, it is expressly understood and agreed that wherever reconstruction shall be undertaken, in the event of damage or casualty as in this Section 14 provided, the Landlord shall prosecute such reconstruction with reasonable speed and dispatch. In the event, however, such reconstruction or repair shall not be completed within 180 days from the date of such damage or casualty, then, in that event, the Tenant shall have the option at the expiration of the 180 days period to terminate this sublease by notice in writing by Tenant to Landlord by certified mail, return receipt requested. In the event of such termination, neither party shall thereafter have any further liability, one to the other, in accordance with the terms and conditions of the sublease. The Landlord during such period of reconstruction shall give the Tenant reasonable notice at least thirty (30) days in advance of the estimated date on which the building shall be ready for re-occupancy.

SECTION 52.

DEFAULT BY TENANT.

52.1

Each of the following shall be deemed a default by Tenant and breach of this lease.

(a)

filing of a petition by the Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute,

(1)

dissolution or asset liquidation of the Tenant,

(2)

appointment of a permanent receiver or a permanent trustee of all or substantially all the property of the Tenant,

(3)

making by the Tenant of an assignment for the benefit of creditors, or

(4)

abandonment, desertion or vacation of the leased premises by Tenant, except such shall not be a default if Tenant is paying the rent and additional rent.

If any event mentioned in this subdivision (1) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this lease by ten (10) days’ notice to the Tenant, and this lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date hereon fixed for the expiration of the term of the sublease.

(b)

Default in the payment of the rent or additional rent herein reserved or any part thereof for a period of ten (10) days after the same is due and payable as in this sublease required.

(1)

Default by the late payment of the rent or additional rent herein by a minimum of two (2) months during a twelve (12) calendar month period.

(2)

Default in the performance of any other covenant or condition of this sublease on the part of the Tenant to be performed for a period of thirty (30) days after notice. For purposes of this subdivision (2) (ii) hereof; no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, subject, however, to unavoidable delays.

52.2

In case of any such default under Section 16 and at any time thereafter following the expiration of the respective grace periods above mentioned, Landlord may serve a notice upon the Tenant electing to terminate this lease upon a specified date not less than seven (7) days after the date of serving such notice and this sublease shall then expire on the date so specified as if that date has been originally fixed as the expiration date of the term herein granted; however, a default under Section 16 hereof shall be deemed waived if such default is made good before the date specified for termination in the notice or termination served on Tenant.

52.3

In case this lease shall be terminated as herein before provided, or by summary proceedings or otherwise, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the leased premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law without being liable for any damages, provided any entry pursuant to the foregoing shall be in accordance with law. No re-entry by Landlord shall be deemed an acceptance of a surrender of this sublease.

52.4

In case this lease shall be terminated as hereinafter provided, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf re-let the whole or any portion of the leased premises, for any period equal to or greater or less than the remainder of the then current term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem in good faith appropriate, and in connection with any such lease Landlord may make such reasonable changes in the character of the improvements on the leased premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant reasonable concession or free rent. Landlord agrees that it will take all reasonable steps to mitigate Tenant’s damages. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the leased premises in excess of the rent reserved in this lease.

52.5

In case this lease shall be terminated by summary proceedings, or otherwise, as provided in this Section 16, and whether or not the leased premises be relet, Landlord shall be entitled to recover from the Tenant, (less all Moneys received by Landlord in re-letting the Premises as set forth in Paragraph 17.4) the following:

(1)

A sum equal to all reasonable expenses, if any, including reasonable counsel fees, incurred by Landlord in recovering possession of the leased premises, and all reasonable costs and charges for the care of said leased premises while vacant, which damage shall be due and payable by Tenant to Landlord at such time or times as such expenses shall have been incurred by Landlord; and

(2)

A sum equal to all damages set forth in this Section 15 and in Section 16 hereinafter referred to.

Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this Section 15 and subsections hereof without waiting until the end of the then current term.

All sums which Tenant has agreed to pay by way of taxes, sewer charges, water rents or water meter charges, insurance premiums and other similar items becoming due from time to time under the terms of this sublease, shall be deemed additional rent reserved in this sublease within the meaning of this Section 16 and subsections hereof.

SECTION 53.

LIABILITY OF TENANT FOR DEFICIENCY.

In the event that the relation of the landlord and Tenant may cease or terminate by reason of the default by the Tenant and the re-entry of the Landlord as permitted by the terms and conditions contained in this sublease or by the ejectment of the Tenant by summary proceedings or other judicial proceedings, or after the abandonment of the leased premises by the Tenant, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the rent (less all moneys received by Landlord in re-letting the Premises as set forth in Section 15.4 which shall accrue subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the rent reserved and the rent collected and received, if any, by the Landlord, during the remainder of the unexpired term, as the amount of such difference or deficiency shall from time to time be ascertained. Anything herein contained to the contrary notwithstanding, the rent referred to shall include the stated reserved rent together with all additional rent and charges required to be paid by the Tenant under the lease including but not limited to taxes and insurance costs, and the reasonable costs of re-renting.

SECTION 54.

NOTICES.

All notices required or permitted to be given to the Landlord shall be given by certified mail, return receipt requested, at the address herein before set forth on the first page of this sublease, and/or such other place as the Landlord may designate in writing. A copy of said notice shall be sent by certified mail to the Landlord at Continental Resources, Inc., 175 Middlesex Turnpike, Bedford, Massachusetts 01730, Attn: Kevin McCann, Trustee.  All notices required or permitted to be given to the Tenant shall be given by certified mail, return receipt requested, at the address herein before set forth on the first page of this sublease and/or such other place as the Tenant shall designate in writing.

SECTION 55.

RIGHT TO TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS.

55.1

The Tenant may make alteration, additions or improvements to the leased premises only with the prior consent of the Landlord, which consent shall not be unreasonably withheld or delayed, provided such alterations, additions or improvements do not require structural changes in the leased premises, or do not lessen the value of the leased premises or the building.

55.2

Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Mechanic’s Lien Law of the state of New Jersey, it being expressly understood that the Landlord’s estate shall not be subject to such liability.

SECTION 56.

NON-LIABILITY OF LANDLORD.

56.1

It is expressly understood and agreed by and between the parties to this agreement that the Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the leased premises, whatever the cause of such damage unless due to the willful or negligent act or omission of Landlord.

56.2

It is expressly understood and agreed that in any event, the Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the building, or from any damage or injury resulting or arising from any other cause or happening whatsoever unless due to the willful or negligent act or omission of Landlord.

SECTION 57.

WARRANTY OF TITLE.

Landlord represents that it has the full right, capacity and authority to enter into the within sublease agreement, subject to the approval of the Landlord as set forth in the Over-Lease.

SECTION 58.

AIR, GROUND AND WATER POLLUTION AND ENVIRONMENTAL REPRESENTATIONS.

The Tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of air, around or water pollution caused by the Tenant in its use of the leased premises. The Tenant covenants and agrees to notify the landlord immediately of any claim or notice served upon it with respect to any such claim the Tenant is causing water, ground or air pollution; and the Tenant, in any event, will take immediate steps to halt, remedy or cure any pollution of air, ground or water caused by the Tenant by its use of the leased premises. This covenant shall survive the expiration or earlier termination of this sublease. Landlord represents, warrants and covenants to Tenant that Landlord has not caused or will not permit tine Demised Premises, the Building, or any other structures and other improvements on the land underlying the Building and such common areas (all such buildings, structures and improvements being hereinafter referred to collectively as the “Project Improvements”) or the land underlying the Building, to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process asbestos, asbestos containing materials, PCB’s or any other hazardous substances or hazardous materials or any other dangerous or toxic substances, or solid waste, except in compliance with all applicable federal, state and local laws or regulations, and Landlord has not caused or permitted and has no knowledge of the presence of or of a release or threatened release of any hazardous substances, or solid waste, except in compliance with all applicable federal, state and local laws or regulations, and Landlord has not caused or permitted and has no knowledge of the presence of or of a release or threatened release of any hazardous substances or hazardous materials at, on, from or under the Demised Promises, the Building or any other Project Improvements or the land underlying the Building or any other Project Improvements, or at, on, from, under or off of any other property affecting or impacting the Building or any other Project Improvement in any way.

If during the term of the Lease, the Tenant shall determine that there is any inaccuracy in the representation and warranty of Landlord set forth above and that such inaccuracy may result in the risk of damage to the health or safety of Tenant or any of its employees or customers or any other damage to Tenant, Tenant shall have the right, upon not less than ninety (90) days’ prior written notice to Landlord, to terminate the term of the Lease and all of Tenant’s duties and obligations under the Lease unless during such ninety (90) day period Landlord removes all such hazardous materials or substances and cleans up the Building, Demised Premises, Project Improvements and/or such land, as the case may be, such that the risk of such damage to Tenant, its employees and customers is eliminated.

Landlord hereby agrees to indemnify and hold harmless Tenant, its shareholders, directors, employees, customers, successors and assigns, from and against and in respect of, any and all damages, claims, losses, liabilities and expenses, including without limitation, court costs and reasonable legal, accounting, consulting, engineering and other expenses, which may be imposed upon or incurred by Tenant, its shareholders, directors, employees, customers, successors or assigns, or asserted against Tenant, its shareholders, directors, employees, customers, successors or assigns, by any other party or parties (including, without limitation, a governmental entity), arising out of or in connection with any environmental contamination or pollution in or about the Demised Premises, the Building or any other Project Improvements or the land underlying the Building or any other Project Improvements, arising out of or in connection with any inaccuracy in the representation and warranty set forth above, including, without limitation, the exposure of any person to any such environmental contamination or pollution regardless of whether such environmental contamination or pollution resulted from activities of Landlord or Landlord’s predecessors in interest or any other tenant or occupant of the Building or for such land. This indemnity shall survive the expiration or termination of the term of the Lease.

SECTION 59.

FORCE MAJEURE.

The period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this lease by reason of catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act. This Section shall not extend the time periods set forth in the Section 14 of the Sublease.

SECTION 60.

QUIET ENJOYMENT.

The Landlord further covenants that the Tenant, on paying the rental and performing the covenants and conditions contained in this lease, shall and may peaceably and quietly have, hold and enjoy the leased premises for the term aforesaid.

SECTION 61.

SURRENDER OF LEASED PREMISES

On the last day, or earlier permitted termination of the sublease term, Tenant shall quit and surrender the leased premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the leased premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the leased premises made by Tenant as provided in Section 19 under the sublease. Subject to the terms of Section 18, the Landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant and not permitted or consented to by the Landlord pursuant to the terms and conditions of the lease, so as to restore the leased premises to the condition found at the inception of the lease term, which covenant by Tenant shall survive the surrender and the delivery of the leased premises as provided hereunder. Prior to the expiration of the sublease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the leased premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant, which obligation shall survive the lease termination and surrender herein above provided. If the leased premises be not surrendered to the end of the sublease term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the leased premises, including, without limitation any claims made by any succeeding tenant founded on the delay.

SECTION 62.

INDEMNITY.

Anything in this lease to the contrary notwithstanding, and without limiting the Tenant’s obligation to provide insurance pursuant to Section 9 hereunder, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys’ fees, which may be imposed upon or incurred by Landlord or Over-Landlord by reason of any of the following occurring during the term of this sublease:

(i)

Any matter, cause or thing arising out of Tenant’s use, occupancy, control or management of the leased premises and any part thereof;

(ii)

Any negligence on the part of the Tenant; or any of its agents, contractors, servants, employees, licensees or invitees;

(iii)

Any accident, injury, damage to any person or property occurring in or about the leased premises resulting from Tenant’s occupancy thereof;

(iv)

Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this lease on its part to be performed or complied with;

(v)

Subject to the exception set forth in Section 20, the foregoing shall not require indemnity by Tenant in the event of damage or injury occasioned by the negligence or acts of commission or omission of the Landlord, its agents, servants or employees. Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

SECTION 63.

SUBLEASE CONSTRUCTION- INTENTIONALLY DELETED.

SECTION 64.

BIND AND INURE CLAUSE.

The terms, covenants and conditions of the within sublease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs, successors and assign, as the case may be.

SECTION 65.

COVENANTS OF FURTHER ASSURANCES.

If, in connection with obtaining financing for the improvements on the leased premises, the Mortgage Lender shall request reasonable modifications in this sublease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant’s reasonable judgment increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s use and enjoyment of the leased premises including without limitation rent, square footage or use or the length of the term.

SECTION 66.

COVENANT AGAINST LIENS.

Tenant agrees that it shall not knowingly encumber, or suffer or permit to be encumbered, the leased premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this sublease in any way whatsoever. The violations of this Section shall be considered a breach of this sublease.

SECTION 67.

BROKERAGE – INTENTIONALLY DELETED.

SECTION 68.

MUTUAL PARKING – INTENTIONALLY DELETED

SECTION 69.

SECURITY.

69.1

No Security Deposit is required under this lease agreement.

SECTION 70.

AMERICANS WITH DISABILITIES ACT “ADA”.

Landlord agrees there is no violation of the requirements of the Americans with Disabilities Act, as such Act may be amended from time to time (“ADA”).  Landlord warrants that the Building common areas and parking areas serving the Building shall not violate the ADA requirements on the date of substantial completion of the subject construction work. Following Landlord’s completed construction, ADA amendments requiring alterations to the Demised Premises shall be the sole cost and responsibility of Tenant; unless Landlord was actually or constructively aware of said amendments and constructed the Demised Premises not in conformity therewith. In no event shall Tenant bear any responsibility or cost for alterations to any and all areas outside the Demised Premises as required by ADA and in such case(s) it shall be the sole cost and responsibility of Landlord. If Tenant shall make any alterations, the Tenant shall comply with ADA Amendments at its sole cost and expense.

If Tenant is required by any means to bear the cost and/or responsibility (in whole or in part) of ADA required alterations to any and all areas outside the Demised Premises and/or those to the Demised Premises which is/are Landlord’s obligations, then Tenant shall have the right to set-off all such costs from its rent as provided in Section 35. Both parties agree to indemnify and hold each other harmless from and against any and all claims, damages, including but not limited to, reasonable attorney’s fees, costs, fines or penalties which either party incurs as a result of either party’s failure to abide by such ADA requirements. Both parties further agree to inform each other in writing as soon as is reasonably possible in the event they are actually notified of any noncompliance with the provisions of the ADA.

SECTION 71.

WAIVER OF LANDLORD’S LIEN.

Neither the Landlord or the Tenant shall be required to execute a “Waiver of Landlord’s Lien” in connection with this agreement, except that Landlord shall subordinate any Landlord’s lien to the lien of any lender providing financing for equipment that the Tenant shall maintain at the premises.

SECTION 72.

TENANT’S REMEDIES: SELF-HELP AND SET-OFF RIGHT.

In the event that Landlord shall breach any of its duties, obligations or agreements contained in the Lease or otherwise default in the performance of any of its duties, obligations or agreements contained in the Lease, Tenant shall have the right to exercise all legal and equitable remedies available to Tenant at law and in equity. Should Tenant prevail in any legal action against Landlord for breach of this Lease, Landlord shall pay Tenant’s reasonable attorneys’ fees and court costs. Nothing in the preceding sentences shall limit or restrict any other rights and remedies granted to Tenant elsewhere in the Lease, including, without limitation, those specified in Subparagraph (a) below.

(a)

Notwithstanding any other provisions of the Lease, if Landlord breaches any of the following agreements and obligations of Landlord set forth in Subparagraphs 1-2 of this Subparagraph (a), and such breach is not cured within thirty (30) days after written notice thereof from Tenant to Landlord and Landlord is not actively and diligently pursuing curing such breach and cannot show evidence of such reasonably acceptable to Tenant, Tenant shall have the right to cure such breach and in addition to any other remedies, to set-off against all Rent and other amounts from time to time due from Tenant to Landlord under the Lease (in the order of maturity of such amounts) an amount equal to one hundred percent (100%) of Tenant’s reasonable and actual costs and expenses of curing such breach plus interest at the rate provided in the Lease for late payment of rent. Landlord shall be provided a statement of costs and expenses incurred by Tenant and shall be given fifteen (15) days to make payment (without interest) before interest accrues and Tenant begins to offset rent:

(1)

Landlord’s obligations to furnish Tenant with services; or

(2)

Landlord’s obligation to make any alterations in the Building, to comply with any governmental laws or requirements, unless diligently pursuing, contesting, protesting, or negotiating.

SECTION 73.

CONDEMNATION.

73.1

If as a result of the exercise of the power of eminent domain (hereinafter in this Section referred to as a “proceeding”), the entire premises shall be taken by any governmental authority, this Lease and all right, title, and interest of the Tenant hereunder shall cease and come to an end on the date of vesting of the title in such governmental authority pursuant to such proceeding, the basic rent and additional rent shall be apportioned as of the date of such vesting, the Landlord shall be entitled to and shall receive the total award made in such proceeding and the Tenant hereby assigns its interest, if any, in such award to the Landlord. Notwithstanding the foregoing, the Tenant shall be entitled to any such compensation specifically granted for the Tenant’s trade fixtures or for its expense in relocating its operations.

73.2

If less than the entire premises shall be taken in any proceeding, this Lease shall terminate as to the portion of the premises so taken upon the vesting of title in such governmental authority pursuant to the proceeding; and in, but only in, the event that the remainder of the premises not so taken is not reasonably fit or suited to being used and employed by the Tenant to enable the Tenant to discharge and satisfy the purposes for which the premises are leased hereby to the Tenant and to carry on its business as conducted thereon at the time of such taking, the Tenant, provided that the Tenant is not in default under this lease (unless the Tenant has not been notified of such default or is endeavoring to cure the same within the period for cure provided in Section 19.2) may in such event terminate this Lease as to the remainder.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

ATTEST:

CONTINENTAL RESOURCES, INC.

By:

ATTEST:

ELLSWORTH TRUST

By:

STATE OF MASSACHUSETTS

)

)  SS:

COUNTY OF MIDDLESEX

)

BE IT REMEMBERED, that on this 7th day of February 2001, before me, the subscriber, _________________, personally appeared James M. Bunt who, I am satisfied, is the person who signed the within Instrument as Chief Financial Officer, Finances of CONTINENTAL RESOURCES, INC., a Massachusetts corporation, the Landlord named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

STATE OF MASSACHUSETTS

)

)  SS:

COUNTY OF MIDDLESEX

)

BE IT REMEMBERED, that on this 7th day of February 2001, before me, the subscriber, ________________, personally appeared Kevin McCann who, I am satisfied, is the person who signed the within Instrument as Trustee of ELLSWORTH TRUST, a Massachusetts Trust, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Trustees.

LIST OF SCHEDULES

Schedule “A” – Legal Description of Property

Schedule “A”

LEGAL DESCRIPTION

OF

LOTS 53, 54, & 55 BLOCK 468.09

FRANKLIN TOWNSHIP, SOMERSET COUNTY, NEW JERSEY

All that certain lot, tract or parcel of land and premises situate, lying and being in the Township of Franklin County of Somerset, and State of New Jersey, being more particularly described as follows:

Beginning at a point on the southerly sideline of Worlds Fair Drive (60.00’ right-of-way), said point being distant the following three (3) courses from the projected intersection of the westerly sideline of Napoleon Court (60.00’ right-of-way), S49 47’ 35”E, a distance of one hundred fifty two and zero hundredths (152.00’) feet to a point, and from said point of beginning;

Thence (1)

departing from the aforementioned southerly sideline of Worlds Fair Drive along the westerly line of Lot 56.01 Block 468.09 being lands belonging now or formerly to Worlds Fair Associates, S40 12’25”E, a distance of two hundred eighty six and zero hundredths (286.00’) feet to a point in the northerly line of Lot 37 Block 468.01 being lands belonging now or formerly to Sonia Zygmaniak;

Thence (2)

along the said northerly line of Lot 37 Block 468.01 and also the northerly line of Lot 39 Block 468.01 being lands belonging now or formerly to Alexander & Lydia Harkawij, S48 30’30”W, a distance of four hundred seven and seventy one hundredths (407.71’) feet to a point, said point being the most northwesterly corner of said Lot 39 Block 468.01 and the most northeasterly corner of Lot 40 Block 468.01 being lands belonging now or formerly to Henry & Marguerite Henning;

Thence (3)

along the northerly line of said Lot 40 Block 468.01, S48 52’40”W, a distance of forty four and forty hundredths (44.40’) feet to a point, said point being the most southeasterly correct of Lot 52 Block 468.09 being lands belonging now or formerly to Worlds Fair Associates,

Thence (4)

along the easterly line of said Lot 52 Block 468.09, N40 12’25”W, a distance of two hundred ninety five and eighty five hundredths (295.85’) feet to a point in the southerly sideline of Worlds Fair Drive (60.00’ right-of-way);

Thence (5)

along said southerly sideline of Worlds Fair Drive N49 47’35”E, a distance of four hundred fifty two and zero hundredths (452.00) feet to the TRUE POINT AND PLACE OF BEGINNING.

Containing 131,558 square feet 3.020 acres of land more or less.

The above Lots 53 and 54 Block 468.09 are as shown on a map entitled “Final Plat; Worlds Fair Estates; Section IV – Industrial” as filed in the Somerset County Clerk’s Office on March 1, 1984 as map no. 2076 and the above Lot 55 Block 488.09 is shown on a map entitled “section Three-Industrial; Worlds Fair Associates” as filed in the Somerset County Clerk’s Office on June 30, 1982 as map no. 1964.

The above description is subject to the following easements, being more particularly described as;

20’ Wide Sanitary Easement

Beginning at a point on the westerly line of said Lot 56.01, S40 12’25”E, a distance of twenty five and eighteen hundredths (25.18’) feet along said westerly line of Lot 56.01 Block 468.09 from the true point and place of beginning as recited in the above description;

Thence (6)

along the aforementioned westerly line of said Lot 56.01, S40 12’55”E, a distance of twenty and zero hundredths (20.00’) feet to a point;

Thence (7)

departing from said westerly line of Lot 56.01, S49 49’12”W, a distance of three hundred nineteen and seventy six hundredths (319.76’) feet to a point;

Thence (8)

47 33’27”W, a distance of one hundred thirty two and thirty four hundredths (132.34’) feet to a point on the easterly line of Lot 52; 468.06

Thence (9)

along said easterly line of Lot 52, N40 a distance of fifty and twenty hundredths (50.20’) feet to a point on the southerly line of Worlds Fair Drive (60.00’ right-of -way);

Thence (10)

along the aforementioned southerly sideline N49 47’35”E, distance of twenty and zero hundredths (20.00’) feet to a point;

Thence (11)

departing from said southerly sideline, S40 12’22”E, a distance of twenty nine and thirty nine hundredths (29.39’) feet to a point;

Thence (12)

N47 33’27”E, a distance of one hundred eleven and ninety eight hundredths (111.98’) feet to a point;

Thence (13)

N49 49’12”E, a distance of three hundred twenty and fifteen hundredths (320.15) feet to the POINT AND PLACE OF BEGINNING.

Containing 9,279 square feet or 0.218 acres of land more or less.

20’ Wide Drainage Easement

Beginning at a point on the westerly line of Lot 56.01 Block 468.09, said point being N40 12’25”W, a distance of thirty and zero hundredths (30.00’) feet along said westerly line of Lot 56.01 Block 468.09 from the terminus of course one as recited in the above description;

Thence (14)

departing form said westerly line of Lot 56.01, S48 30’30”W, a distance of four hundred eight and twenty nine hundredths (408.29’) feet to a point;

Thence (15)

departing from said westerly line of Lot 56.01, S49 49’12”W, a distance of three hundred nineteen and seventy six hundredths (319.76’) feet to a point;

Thence (16)

S48 52’40”W, a distance of forty three and eighty two hundredths (43.82’) feet to a point on the easterly line of Lot 52 Block 468.09

Thence (17)

along said easterly line of Lot 52, N40 12’25”W a distance of twenty and zero hundredths (20.00’) feet to a point;

Thence (18)

departing from said easterly line of Lot 52, N48 52’40”E, a distance of forty three and forty four hundredths (43.44’) feet to a point;

Thence (19)

N48 30’30”E, a distance of four hundred eight and sixty seven hundredths (408.67’) feet to a point on the aforementioned westerly line of Lot 56.01 Block 468.09’

Thence (20)

along the said westerly line of Lot 56.01, S40 12’25”E, a distance of twenty and zero hundredths (20.00’) feet to the POINT AND PLACE OF BEGINNING

Containing 9,043 square feet or 0.208 acres land more or less.

10’ Wide Utility Easement

As recorded at the Somerset County Clerk’s Office in Deed Book 1448 on Page 424.

EXHIBIT “B”

EXHIBIT “C”

PRELIMINARY PLANS

In addition to the installation of demising walls and other improvements as shown on the floor plan attached hereto, Sublandlord shall provide to Subtenant as part of Sublandlord’s Work the following:

1.

Installation of electrostatic discharge tile or VDT with electrostatic coating in laboratory rooms.

2.

Parabolic lighting.

3.

Installation of an ADT keyless entry system to all of Subtenant’s entrances and to the main entrance of the Building.

4.

Replace ceiling tile as necessary to maintain uniform color throughout the Subleased Premises and discard damaged ceiling tile.

EXHIBIT “D”

SUBLANDLORD’S BUILDING STANDARD
AND IMPROVEMENT ALLOWANCES

Sublandlord, at its expense, shall construct Subtenant’s space using the following Building Standard improvements in the initial preparation of the Subleased Premises for Subtenant’s occupancy. Final floor plan shall be approved by Sublandlord and Subtenant.

1.

Floor Covering

a.

The High Quality Standard carpet installed in office area and open areas with the exception of the cafeteria area which is already supplied with vinyl tile.

b.

4” high straight vinyl wall base shall be provided along the perimeter of each private office and common area.

1.

Ceiling

Ceilings will be lay-in units of 24” X 48” X 5/8 mineral acoustical tile set in a standard, exposed “t-bar” mechanical suspension system (color: white) (already installed)

2.

Partitions

Any additional interior partitioning within the Subleased Premises, shall be constructed of nine foot high partitioning with 2 1/2” metal wall studs with one layer of gypsum wall board on each side extending from floor to underside of ceiling and prepared to receive final wall finishes.  Construction of offices dependent upon a floor plan submitted to and accepted by Sublandlord and acceptance by the Building Department of the Township of Franklin, NJ.

3.

Door and Hardware

a.

Standard interior doors will be 1 3/4 thick birch veneer, solid core flush wood doors, 3’0” x 7’ nominal size, set in 18-gauge factory primed, interior hollow door frames.

b.

Standard interior door hardware package will consist of a standard duty, ADA compliant lockset 1/2” pair butts and doorstop. Subtenant shall be allowed one interior door hardware package per standard interior door.

1.

Painting

a.

All standard interior partitions, all exterior wall surfaces and all demising partitions constructed within the Subleased Premises will receive two coats of latex wall paint. Existing partitioning will receive one coat of latex paint.

b.

Optional special wall finishes and wall covering can be provided at Subtenant’s expense.

c.

Building Standard interior doors, and all entrance/exit doors to and from the Subleased Premises will receive two coats of clear polyurethane finish; door frames to receive two coats of alkyd semi-gloss enamel paint.

1.

Electrical

a.

Standard lighting fixtures shall be 2’ X 4’ flush fluorescent fixtures.

b.

Subtenant shall be allowed one duplex receptacle for each 100 square feet of net rentable area of the Subleased Premises.  Location of electrical duplexes at reasonable discretion of Subtenant.

c.

Sublandlord will provide electric requirements in accordance with building code, as shown on final floor plan.

1.

Telephone

Subtenant shall have use of telephone wiring already installed in Subleased Premises.  Additional wiring will be the responsibility of Subtenant.

2.

HVAC

Heat, ventilation and air-conditioning shall be provided throughout the Subleased Premises with a heat pump system configured to each area.  Sublandlord will maintain temperatures of approximately 70 degrees under normal conditions. Separate thermostat in computer room will allow for independent heating or cooling as needed in order to maintain approximately 70 degree conditions.

3.

Fire Protection

Subtenant’s Subleased Premises will be fully sprinkled.  Sprinkler system will meet code requirements. Fire extinguishers to be  provided by Sublandlord.

4.

Signage

Sign will be located outside of the entrance lobby. In addition, there will be a directory inside the lobby area and a sign on the entrance door to the Sublandlord’s usable space.

EXHIBIT “E”

CLEANING SPECIFICATIONS

I.

OFFICE SPACE

A.

Daily

1.

Dust ceilings, walls and baseboards for cobwebs

2.

Dust window frames and sills in entrance area

3.

Dump and wipe each ash tray

4.

Empty all waste baskets (replace liners as needed)

5.

Dust room dividers including tops

6.

Vacuum all carpets including those carpeted surfaces underneath tables and desks (moving desk chairs back to proper place)

7.

Spot clean all glass

8.

Spot clean all walls

9.

Wipe down vending machines including tops

10.

Wipe down sinks in kitchens

11.

Dust mop and rinse kitchen floors

12.

Spot clean around switch plates and doorways

13.

Whisk clean upholstered chairs

14.

Dust work surfaces which are cleared

A.

Weekly

1.

Wipe window frames, sills and blinds

2.

Wipe entire desk and polish

3.

Wipe and sanitize phone and cradle

4.

Clean and polish stainless steel in kitchen

A.

Monthly

1.

Lightly strip and apply one coat of wax on kitchen floors

2.

Wash all interior glass

I.

COMMON AREAS

A.

Daily

1.

Dust for cobwebs on ceilings, walls and baseboards

2.

Dust window sills and frames

3.

Dust mop and rinse tiled surfaces

4.

Empty and wipe out ash trays

5.

Vacuum and wipe down elevator and door tracks

6.

Vacuum and spot clean all carpeted surfaces

7.

Spot clean walls, door and frames

8.

Spot clean switch plates, push plates and kick plates

9.

Spot clean all glass

10.

Wipe down banisters and railings

11.

Clean and polish drinking fountain

12.

Dust prints and artwork

A.

Weekly

1.

Wipe down sills and window frames

2.

Sweep under entrance mats

3.

Squeegee clean entrance windows

4.

Wipe down baseboards

5.

Clean, polish and sanitize drinking fountains

6.

Clean stairwell glass

7.

Vacuum carpet edges and corners

I.

REST ROOMS (Daily)

1.

Spot clean walls

2.

Wipe down wall partitions

3.

Wipe clean and sanitize all urinals, toilets, chrome fixtures, sinks, counters, soap dispensers and mirrors

4.

Empty sanitary napkin  receptacles and waste baskets and replacement liners

5.

Refill sanitary napkins, toilet paper and soap dispensers

6.

Sweep and rinse floors

7.

Wash mirrors and keep clean and free of spots

I.

FLOORS (and Other Marble Tiled Surfaces)

A.

Resilient, VCT, Stone, Light Colored Marble

1.

Strip floors semi-annually and apply five coats of 18% acrylic wax

2.

Lightly scrub and apply one coat

3.

Spray buff entire surface once weekly (Sunday)

4.

Spray buff traffic areas as needed

A.

Black Marble

1.

Redress entire surface once weekly (Sunday)

2.

Redress traffic areas as needed

A.

Carpeted Surfaces

1.

Spot clean as needed including areas of three square feet or less

2.

Bonnet traffic lanes as needed

I.

MATERIALS

Supplied by Janitorial Contractor:

1.

Cleaning chemicals

2.

Equipment

3.

Trash can liners

Supplied by Agent/Owner:

4.

Toilet tissue

5.

Hand towels

6.

Hand soap

7.

Sanitary napkins and disposable bags

I.

ITEMS NOT COVERED

1.

Carpet extraction (other than spot cleaning)

2.

Other situations not included above such as:

(a)

Emergency cleaning

(b)

Construction cleaning

(c)

Vacant space cleaning

(d)

Tenant move-in/move-out cleaning

I.

SCHEDULE

Cleaning shall be done Mondays through Fridays, five days per week, after Building Hours, but prior to 8 p.m.

II.

EXTERIOR WINDOW CLEANING

Exterior windows shall be cleaned at least once a year during the term of this Lease.

EXHIBIT “F”

RIDER TO
SUBLEASE AGREEMENT DATED AS OF JANUARY __, 2004
BY AND BETWEEN
CONTINENTAL RESOURCES, INC., AS SUBLANDLORD
AND
AI-LOGIX, INC., AS SUBTENANT

This RIDER TO SUBLEASE AGREEMENT (the “Rider”) is made as of this __ day of January, 2004 to be affixed to and made a part of that certain Sublease Agreement dated as of January __, 2004 (the “Sublease”) by and between Continental Resources, Inc. (the “Sublandlord”) and AI-Logix, Inc. (the “Tenant”).  Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Sublease.

The following is added to Exhibit “C” of the Sublease as Item 5: “Two sets of double glass entry doors shall be installed in the first floor lobby of the Building leading into the Subleased Premises at a cost not to exceed Twenty-Five Thousand Dollars ($25,000) which shall be paid by Sublandlord”.  Except as amended hereby, the Sublease shall remain in full force and effect.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Rider as of the date first above written.

ATTEST:

CONTINENTAL RESOURCES, INC.

_______________________

By:_____________________________

     Name:

     Title:

ATTEST:

AI-LOGIX, INC.

_______________________

By:_____________________________

     Name:

     Title:  Vice President

ATTEST:

ELLSWORTH TRUST

_______________________

By:_____________________________

     Name:

     Title:

RIDER TO
SUBLEASE AGREEMENT DATED AS OF JANUARY __, 2004
BY AND BETWEEN
CONTINENTAL RESOURCES, INC., AS SUBLANDLORD
AND
AI-LOGIX, INC., AS SUBTENANT

This RIDER TO SUBLEASE AGREEMENT (the “Rider”) is made as of this __ day of January, 2004 to be affixed to and made a part of that certain Sublease Agreement dated as of January ____, 2004 (the “Sublease”) by and between Continental Resources, Inc. (the “Sublandlord”) and AI-Logix, Inc. (the “Tenant”).  Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Sublease.

The following is added to Exhibit “C” of the Sublease as Item 5: “Two sets of double glass entry doors shall be installed in the first floor lobby of the Building leading into the Subleased Premises at a cost not to exceed Twenty-Five Thousand Dollars ($25,000) which shall be paid by Sublandlord”.  Except as amended hereby, the Sublease shall remain in full force and effect.

IN WITNESS WHEREOF Sublandlord and Subtenant have executed this Rider as of the date first above written.

ATTEST:

CONTINENTAL RESOURCES, INC.

_______________________

By:_____________________________

     Name:

     Title:

ATTEST:

AI-LOGIX, INC.

_______________________

By:_____________________________

     Name:

     Title:  Vice President

ATTEST:

ELLSWORTH TRUST

_______________________

By:_____________________________

     Name:

     Title: